UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN DYNASTY MINERALS LTD.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	Not Applicable
(Province or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

 14th Floor, 1040 West Georgia Street

Vancouver, British Columbia

Canada V6E 4H1

Tel: (604) 684-6365

(Address and telephone number of Registrant's principal executive offices)

Pebble East Claims Corporation
2525 Gambell Street, Suite 405
Anchorage, Alaska, USA 99503
Tel: 1-877-450-2600

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Trevor Thomas, General Counsel Northern Dynasty Minerals Ltd. 14th Floor, 1040 West Georgia Street Vancouver, British Columbia Canada V6E 4H1 (604) 684-6365	Michael Taylor McMillan LLP 1500 - 1055 West Georgia Street Vancouver, British Columbia Canada V6E 4N7 (604) 689-9111

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below)

I-1

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act of 1933, or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act of 1933, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any U.S. state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such U.S. state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.  This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada and the United States.  Copies of the documents incorporated herein by reference may be obtained on request without charge from Northern Dynasty Minerals Ltd., 14th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1, Telephone: 604-684-6365 (attention: Corporate Secretary),and are also available electronically at www.sedar.com and www.sec.gov.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2022

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 14, 2022

US$50,000,000

Common Shares
Warrants
Subscription Receipts

Debt Securities
Units

This short form base shelf prospectus (the "Prospectus") relates to the offering for sale of common shares (the "Common Shares"), warrants (the "Warrants") and subscription receipts (the "Subscription Receipts), debt securities (the "Debt Securities") or any combination of such securities (the "Units") (all of the foregoing, collectively, the "Securities") by Northern Dynasty Minerals Ltd. (the "Company" or "Northern Dynasty") from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to US$50,000,000.  The Securities may be offered in amounts at prices to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a "Prospectus Supplement").  The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See "The Selling Securityholders".

The Company’s outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “NDM” and on the NYSE American under the symbol “NAK”.  On December  13, 2022, the closing price of our Common Shares as reported on the TSX was $0.32 per share.   On December 13, 2022, the closing price of our Common Shares as reported on the NYSE American was US$0.234 per share.

Investing in the Securities of the Company involves a high degree of risk.  You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and consider such risks in connection with an investment in such Securities.  See "Risk Factors".

ii

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada ("MJDS"), to prepare this Prospectus in accordance with Canadian disclosure requirements.  Prospective investors in the United States should be aware that such requirements are different from those of the United States.  Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and may not be comparable to financial statements of United States companies.  Our financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) and our independent registered public accounting firm is subject to Canadian and the United States Securities and Exchange Commission ("SEC") independence standards.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada.  Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.  Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, and that none of the experts named in the registration statement are residents of the United States.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities with respect to a particular offering will be set out in one or more Prospectus Supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants, the offering price, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares or Warrants, as the case may be, and any other specific terms; (iv) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption, any exchange or conversion terms, whether the debt is senior, senior subordinated or subordinated, whether the debt is secured or unsecured and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants or Subscription Receipts or Debt Securities comprising the Units.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

In addition, the Debt Securities that may be offered may be guaranteed by certain direct and indirect subsidiaries of the Company with respect to the payment of the principal, premium, if any, and interest on the Debt Securities. The Company expects that any guarantee provided in respect of senior Debt Securities would constitute a senior and unsecured obligation of the applicable guarantor. For a more detailed description of the Debt Securities that may be offered, see "Description of Securities - Debt Securities - Guarantees", below.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplement(s) that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements have been obtained.  Each Prospectus Supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.  Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company's Securities.

iii

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions. We may offer and sell Securities to, or through, underwriters, dealers or selling securityholders, directly to one or more other purchasers, or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers, agents or selling securityholders involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities, including, to the extent applicable, the proceeds to us and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution.

In connection with any underwritten offering of securities, excluding an ATM Distribution (as defined and discussed below), the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. A purchaser who acquires securities forming part of the underwriters' over-allocation position acquires those securities under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

The Company's securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us, including by way of an "at-the-market distribution" as defined in National Instrument 44-102 - Shelf Distributions (an "ATM Distribution"). No underwriter of an ATM Distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the ATM Distribution prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities. See "Plan of Distribution".

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

Each of Mr. Stephen Decker, a director of the Company, and Mr. Wayne Kirk, a director of the Company, resides outside of Canada. Each of Mr. Decker and Mr. Kirk has appointed the Company's counsel, McMillan LLP, located at Suite 1500 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

Our head office is at 14th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1.  The registered office of the Company is located at Suite 1500 - 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

GENERAL MATTERS

In this Prospectus, "Northern Dynasty", "we", "us" and "our" refers, collectively, to Northern Dynasty Minerals Ltd. and our wholly owned subsidiaries.

ABOUT THIS PROSPECTUS

We are a British Columbia company that is a "reporting issuer" under Canadian securities laws in each of the provinces of Canada, except Quebec.  In addition, our common shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act").  Our common shares are traded in Canada on the TSX under the symbol "NDM" and in the United States on the NYSE American under the symbol "NAK".

This Prospectus is a base shelf prospectus that:

  we have filed with the securities commissions in each of the provinces of Canada, except Quebec (the "Canadian Qualifying Jurisdictions") in order to qualify the offering of the Securities described in this Prospectus in accordance with Canadian National Instrument 44-102-Shelf Distributions ("NI 44-102"); and

  forms part of a registration statement on Form F-10 (the "Registration Statement") that we filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "U.S. Securities Act") under the Multilateral Jurisdiction Disclosure System between Canada and the United States (the "MJDS").

Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate initial offering price of US$50,000,000.  This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering.  The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement. Each shelf prospectus supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the securities to which the shelf Prospectus Supplement pertains.

You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

GLOSSARY OF TERMS

We use the following defined terms in this Prospectus:

2021 PEA

The technical report entitled "Preliminary Economic Assessment NI 43-101 Technical Report, Pebble Project, Alaska, USA", effective date September 9, 2021, by R. Kalanchey, P.Eng., Ausenco, Hassan Ghaffari, P.Eng., Tetra Tech, Sabry Abdel Hafez, P.Eng., Tetra Tech, Les Galbraith, P.Eng., P.E., Knight Piesold, J. David Gaunt, P.Geo., Hunter Dickinson Services, Eric Titley, P.Geo., Hunter Dickinson Services, Stephen Hodgson, P.Eng., Hunter Dickinson Services and James Lang, P.Geo., JM Lang Professional Consulting, as filed under the Company's profile at www.sedar.com and www.sec.gov.

2022 PEA

The technical report entitled "Preliminary Economic Assessment NI 43-101 Technical Report Update, Pebble Project, Alaska, USA", effective date October 1, 2022, by R. Kalanchey, P.Eng., Ausenco, Hassan Ghaffari, P.Eng., Tetra Tech, Sabry Abdel Hafez, P.Eng., Tetra Tech, Les Galbraith, P.Eng., P.E., Knight Piesold, J. David Gaunt, P.Geo., Hunter Dickinson Services, Eric Titley, P.Geo., Hunter Dickinson Services, Stephen Hodgson, P.Eng., Hunter Dickinson Services and James Lang, P.Geo., JM Lang Professional Consulting, as filed under the Company's profile at www.sedar.com and www.sec.gov.

ATM Agreement	The At-the-Market Offering Agreement dated between the Company and H.C. Wainwright & Co, Inc. in respect of the establishment of the ATM Facility
ATM Facility	Means the "at-the-market offering" facility established under the ATM Agreement
BCBCA	Business Corporations Act (British Columbia).
CMP	A compensatory mitigation plan
CWA	United States Clean Water Act
CWA 404 Permit Application	The permit application submitted by the Pebble Partnership to the USACE in December 2017 under Section 404 of the CWA
EIS	Environmental Impact Statement
EPA	United States Environment Protection Agency
Exchange Act	The United States Securities Exchange Act of 1934, as amended.
Final EIS	The final EIS published by the USACE in July 2020.
June 2020 Revised Permit Application	The revised CWA 404 Permit Application submitted by the Pebble Partnership to the USACE in June 2020 under Section 404 of the CWA
NEPA	The United States National Environmental Policy Act
NI 43-101	Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects, as adopted by the Canadian Securities Administrators.
Original Proposed Determination	The original proposed determination of the EPA under Section 404(c) of the CWA in respect of the Pebble Project published in July 2014
Pebble Partnership	The Pebble Limited Partnership, an Alaskan registered limited partnership wholly owned by the Company
Pebble Deposit	The copper, gold, molybdenum, silver and rhenium mineral deposit located in southwest Alaska on the mining claims and leasehold interests of the Pebble Partnership
Pebble Project	The development of a mine producing copper, gold, molybdenum, silver and rhenium minerals from the Pebble Deposit
Project Description

The production plan and corresponding project configuration for the development of a mine at the Pebble Project, as presented in the June 2020 Revised Permit Application and evaluated in the 2021 PEA and the 2022 PEA

Proposed Project	The development of the Pebble Project in accordance with the Project Description
Recommended Determination

The recommended determination of the Regional Administrator of EPA Region 10 issued on December 1, 2022 further to the Revised Proposed Determination recommending final action under Section 404(c) of the CWA in respect of the Pebble Project

Record of Decision	The Record of Decision issued by the USACE on November 20, 2020 denying the permit application of the Pebble Partnership under Section 404 of the CWA
Request for Appeal	The Pebble Partnership's request for appeal of the Record of Decision
Revised Proposed Determination	The revised proposed determination of the EPA under Section 404(c) of the CWA in respect of the Pebble Project published in May 2022
Royalty Agreement	The royalty agreement dated July 26, 2022 between the Pebble Partnership, together with certain other wholly-owned subsidiaries of the Pebble Partnership, and the Royalty Holder
Royalty Holder	The royalty holder named in the Royalty Agreement
SEC	The United States Securities and Exchange Commission.
USACE	The United States Army Corps of Engineers
U.S. Securities Act	The United States Securities Act of 1933, as amended.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained from us upon request without charge from Northern Dynasty Minerals Ltd., 14th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1 (telephone 604-684-6365) (attention: Corporate Secretary), or by accessing our disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

The following documents ("documents incorporated by reference" or "documents incorporated herein by reference") have been filed by us with various securities commissions or similar authorities in the provinces of Canada in which we are a reporting issuer, are specifically incorporated herein by reference and form an integral part of this Prospectus:

1. our annual information form for the year ended December 31, 2021 dated March 31, 2022 (the "2021 AIF");

2. our audited consolidated financial statements for the financial years ended December 31, 2021 and 2020, together with the notes thereto and the reports of the independent registered public accounting firm thereon;

3. our annual management's discussion and analysis of financial condition and operations for the financial year ended December 31, 2021 (the "2021 MD&A");

4. our condensed consolidated interim financial statements for the three and nine months ended September 30, 2022 and 2021;

5. our management's discussion and analysis of financial condition and operations for the three and nine months ended September 30, 2022 (the "Q3 2022 MD&A")

6. our management information circular dated May 12, 2022 prepared in connection with the annual meeting of our shareholders held on June 23, 2022; and

7. our material change report dated August 5, 2022 regarding the entry into of the Royalty Agreement for proceeds of up to US$60 million in exchange for royalties on non-core metals (gold and silver).

In addition, we also incorporate by reference into this Prospectus any document of the types referred to in the preceding paragraph, including all annual information forms, all information circulars, all annual and interim financial statements and management's discussion and analysis relating thereto, all material change reports (excluding confidential material change reports, if any), all business acquisition reports, all updated earnings coverage ratio information or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44- 101 - Short Form Prospectus Distributions that are filed by us with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement.  As discussed below, this Prospectus may also expressly update or revise any document incorporated by reference and such document should be deemed so amended or updated hereby.

In addition, the Company may determine to incorporate into any Prospectus Supplement to this Prospectus, including any Prospectus Supplement that it files in respect of an "at-the-market" offering, any news release that the Company disseminates in respect of previously undisclosed information that, in the Company's determination, constitutes a "material fact" (as such term is defined under applicable Canadian securities laws).  In this event, the Company will identify such news release as a "designated news release" for the purposes of the Prospectus in writing on the face page of the version of such news release that the Company files on SEDAR (any such news release, a "Designated News Release"), and any such Designated News Release shall be deemed to be incorporated by reference into the Prospectus Supplement for the offering in respect to which the Prospectus Supplement relates. These documents will be available through the internet on SEDAR.

To the extent that any document or information incorporated by reference into the Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which the Prospectus forms a part.  In addition, we may incorporate by reference into the Prospectus, or the registration statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), if and to the extent expressly provided therein.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of our financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon condensed consolidated interim financial statements and the accompanying management's discussion and analysis of financial condition and results of operations being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management's discussion and analysis of financial condition and results of operations filed prior to such new condensed consolidated interim financial statements and management's discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements has been obtained.  A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.  Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company's Securities.

Any template version of any "marketing materials" (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain certain forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws and forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements describe our future plans, strategies, expectations and objectives, and are generally, but not always, identifiable by use of the words "may", "will", "should", "continue", "expect", "anticipate", "estimate", "believe", "intend", "plan" or "project" or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements contained or incorporated by reference into this Prospectus include, without limitation, statements regarding:

  our expectations regarding the potential for securing the necessary permitting of a mine at the Pebble Project and our ability to establish that such a permitted mine can be economically developed;

  the success of our appeal of the Record of Decision issued by the USACE denying the issuance of certain permits required for the Pebble Project under the CWA, and the timing of a decision on this appeal;

  our ability to successfully apply for and obtain the federal and state permits that we will be required to obtain for the Pebble Project, including under the CWA and NEPA, and relevant Alaska state legislation;

  our ability to successfully challenge any final determination issued pursuant to the EPA's Recommended Determination;

  the outcome of the US government investigations involving the Company;

  our ability to successfully defend against purported class action law suits that have been commenced against the Company;

  our plan of operations, including our plans to carry out and finance exploration and development activities;

  our ability to raise capital for exploration, permitting and development activities and meet our working capital requirements;

  our expected financial performance in future periods;

  our expectations regarding the exploration and development potential of the Pebble Project;

  the outcome of the legal proceedings in which we are engaged;

  the contribution of the Pebble Project to the United States federal, state and regional economies;

  that any additional prepayment investments will be made in connection under our gold and silver production Royalty Agreement for the Pebble Project;

  the uncertainties with respect to the effects of COVID-19;

  uncertainties related to the conflict in Ukraine; and

  factors relating to our investment decisions.

Forward-looking information is based on the reasonable assumptions, estimates, analysis and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect.  We believe that the assumptions and expectations reflected in such forward-looking information are reasonable.

Key assumptions upon which the Company's forward-looking information are based include:

  that our appeal of the Record of Decision issued by the USACE will be successful;

  that we will ultimately be able to demonstrate that a mine at the Pebble Project can be developed and operated in an environmentally sound and socially responsible manner, meeting all relevant federal, state and local regulatory requirements so that we will be ultimately able to obtain permits authorizing construction of a mine at the Pebble Project;

  that we will be able to secure sufficient capital necessary for continued environmental assessment and permitting activities and engineering work which must be completed prior to any potential development of the Pebble Project which would then require engineering and financing in order to advance to ultimate construction;

  that we will ultimately be able to demonstrate that a mine at the Pebble Project will be economically feasible based on a mine plan for which permitting can be secured;

  the EPA's Recommended Determination process under the CWA will not have a negative impact on the ability of the Pebble Partnership to develop the Pebble Project;

  that the COVID-19 outbreak will not materially impact or delay our ability to obtain permitting for a mine at the Pebble Project;

  that the market prices of copper, gold, molybdenum, silver and rhenium will not significantly decline or stay depressed for a lengthy period of time;

  the projected contributions of the Pebble Project to the Alaskan and United States economies are subject to the assumptions underlying the 2022 PEA and other assumptions as to economic impact;

  that our key personnel will continue their employment with us; and

  that we will continue to be able to secure minimal adequate financing on acceptable terms.

Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used. Forward looking statements are also subject to risks and uncertainties facing our business, any of which could have a material impact on our outlook.

Some of the risks we face and the uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements include:

  we may be unsuccessful in our appeal of the Record of Decision with respect to the decision to deny the issuance of permits which we require to operate a mine at the Pebble Project, and the timing of a decision on the appeal may be longer than anticipated;

  we may be unsuccessful in challenging any final determination issued pursuant to the EPA's Recommended Determination under the CWA;

  an inability to ultimately obtain permitting for a mine at the Pebble Project;

  an inability to establish that the Pebble Project may be economically developed and mined or contain commercially viable deposits of ore based on a mine plan for which government authorities are prepared to grant permits;

  government efforts to curtail the COVID-19 pandemic may delay the release by the USACE of the EIS and/or the issuance of its Record of Decision, and may delay the Company in completion of its work relating to this permitting process;

  the uncertainty of the outcome of current or future government investigations and inquiries, including but not limited to, matters before the U.S. Department of Justice, a federal grand jury in Alaska and the SEC;

  our ability to obtain funding for working capital and other corporate purposes associated with advancement of the Pebble Project the Royalty Holder under our gold and silver production Royalty Agreement may determine not to increase its investment;

  an inability to continue to fund exploration and development activities and other operating costs;

  our actual operating expenses may be higher than projected;

  the highly cyclical nature of the mineral resource exploration business;

  the pre-development stage economic viability and technical uncertainties of the Pebble Project and the lack of known reserves on the Pebble Project;

  an inability to recover even the financial statement carrying values of the Pebble Project if we cease to continue on a going concern basis;

  the potential for loss of the services of key executive officers;

  a history of, and expectation of further, financial losses from operations impacting our ability to continue on a going concern basis;

  the volatility of copper, gold, molybdenum, silver and rhenium prices and mining share prices;

  uncertainty related to the conflict in Ukraine ;

  the impact of inflation on projected costs and budgets for 2022 and beyond;

  stock market volatility resulting from rising interest rates and the impact on our ability to complete equity financings ;

  the inherent risk involved in the exploration, development and production of minerals, and the presence of unknown geological and other physical and environmental hazards at the Pebble Project;

  the potential for changes in, or the introduction of new, government regulations relating to mining, including laws and regulations relating to the protection of the environment and project legal titles;

  potential claims by third parties to titles or rights involving the Pebble Project;

  the uncertainty of the outcome of current or future litigation including but not limited to, the appeal of the Record of Decision denying the issuance of permits required to operate a mine at the Pebble Project;

  the possible inability to insure our operations against all risks;

  the highly competitive nature of the mining business;

  the projected contributions of the Pebble Project to the United States federal, state and regional economies may not be realized;

  the potential equity dilution to current shareholders from future equity financings or from the exercise of outstanding share purchase options and warrants to purchase the Company's common shares; and

  that we have never paid dividends and will not do so in the foreseeable future.

While the effort was made to list the primary risk factors, this list should not be considered exhaustive of the factors that may affect any of our forward-looking statements or information. Investors should refer to the section of this Prospectus entitled "Risk Factors" for a comprehensive discussion of the risk factors that we face.  In addition, investors should refer to the risk factors identified in our 2021 AIF, our 2021 MD&A and our Q3 2022 MD&A.  Forward-looking statements or information are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements or information due to a variety of risks, uncertainties and other factors, including, without limitation, the risks and uncertainties described above and otherwise contained herein.

Our forward-looking statements and risk factors are based on the reasonable beliefs, expectations and opinions of management on the date of this Prospectus.  Although we have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There is no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information.  Accordingly, readers should not place undue reliance on forward-looking information.  We do not undertake to update any forward-looking information, except as, and to the extent required by, applicable securities laws.

We qualify all the forward looking statements contained in this Prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

CANADIAN MINERAL PROPERTY DISCLOSURE STANDARDS AND RESOURCE ESTIMATES

As a Canadian issuer, we are required to comply with reporting standards in Canada that require that we make disclosure regarding our mineral properties, including any estimates of mineral reserves and resources, in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101.

This Prospectus uses the certain technical terms presented below as they are defined in accordance with the CIM Definition Standards on mineral resources and reserves (the "CIM Definition Standards") adopted by the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM Council"), as required by NI 43-101.  The following definitions are reproduced from the latest version of the CIM Standards, which were adopted by the CIM Council on May 10, 2014 (the "CIM Definitions"):

feasibility study

A comprehensive technical and economic study of the selected development option for a mineral project that includes appropriately detailed assessments of applicable modifying factors together with any other relevant operational factors and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is reasonably justified (economically mineable).  The results of the study may reasonably serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project.  The confidence level of the study will be higher than that of a pre-feasibility study.

indicated mineral resource

That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit.  Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation.  An indicated mineral resource has a lower level of confidence than that applying to a measured mineral resource and may only be converted to a probable mineral reserve.

inferred mineral resource

That part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling.  Geological evidence is sufficient to imply but not verify geological and grade or quality continuity.  An Inferred mineral resource has a lower level of confidence than that applying to an Indicated mineral resource and may not be converted to a Mineral Reserve.  It is reasonably expected that the majority of Inferred mineral resources could be upgraded to Indicated mineral resources with continued exploration.

measured mineral resource

That part of a mineral resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of modifying factors to support detailed mine planning and final evaluation of the economic viability of the deposit.  Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation.  A measured mineral resource has a higher level of confidence than that applying to either an Indicated mineral resource or an Inferred mineral resource.  It may be converted to a proven mineral reserve or to a Probable Mineral Reserve.

mineral reserve

The economically mineable part of a measured and/or indicated mineral resource.  It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at Pre-Feasibility or Feasibility level as appropriate that include application of modifying factors.  Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified.  The reference point at which mineral reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated.  It is important that, in all situations where the reference point is different, such as for a saleable product, a clarifying statement is included to ensure that the reader is fully informed as to what is being reported.  The public disclosure of a Mineral Reserve must be demonstrated by a pre-feasibility study or feasibility study.

mineral resource

A concentration or occurrence of solid material of economic interest in or on the Earth's crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction.  The location, quantity, grade or quality, continuity and other geological characteristics of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling.

modifying factors

Considerations used to convert mineral resources to mineral reserves.  These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.

pre-feasibility study

A comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined.  It includes a financial analysis based on reasonable assumptions on the modifying factors and the evaluation of any other relevant factors which are sufficient for a Qualified Person, acting reasonably, to determine if all or part of the mineral resource may be converted to a mineral reserve at the time of reporting.  A pre-feasibility study is at a lower confidence level than a feasibility study.

probable mineral reserve

The economically mineable part of an Indicated, and in some circumstances, a measured mineral resource.  The confidence in the modifying factors applying to a Probable Mineral Reserve is lower than that applying to a proven mineral reserve.

proven mineral reserve	The economically mineable part of a measured mineral resource. A proven mineral reserve implies a high degree of confidence in the modifying factors.

CAUTIONARY NOTES REGARDING THE 2022 PRELIMINARY ECONOMIC ASSESSMENT

This Prospectus also uses the term "preliminary economic assessment", which is defined in NI 43-101 to mean a study that includes an economic analysis of the potential viability of mineral resources, but that does not meet the definition of either a "pre-feasibility study" or a "feasibility study", as such terms are defined above.  Both the 2021 PEA and the 2022 PEA are preliminary economic assessments.

The 2022 PEA is preliminary in nature, and includes Inferred mineral resources that are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves.  There is no assurance that the 2022 PEA will be realized.  Mineral Resources that are not mineral reserves do not have demonstrated economic viability, and there is no assurance that the Pebble Project mineral resources will ever be upgraded to reserves.  The 2022 PEA assumes that the Proposed Project will ultimately be able to obtain the required permits from the USACE and state of Alaska authorities to enable development of the Proposed Project.  Neither the 2022 PEA, nor the mineral resource estimates on which the 2022 PEA is based, have been adjusted for any risk that the Pebble Partnership may not be able to successfully (i) appeal the Record of Decision denying the granting of the required permit under the CWA, or (ii) challenge any final determination issued pursuant to the Recommended Determination published by the EPA.

The 2022 PEA includes statements regarding:

  the mine plan for the Pebble Project, the financial results of the 2022 PEA, including net present value and internal rates of return, and the ability of the Pebble Partnership to secure the financing to proceed with the development of the Pebble Project, including any stream financing and infrastructure outsourcing, the social integration of the Pebble Project into the Bristol Bay region and benefits for Alaska,

  the political and public support for the permitting process relating to the Pebble project,

  the ability to successfully appeal the negative Record of Decision and secure the issuance of a positive Record of Decision by the U.S. Army Corps of Engineers and the ability of the Pebble Project to secure all required federal and state permits, the right-sizing and de-risking of the Pebble Project, including any determination to pursue any of the expansion scenarios for the Pebble Project or to incorporate a gold plant,

  the design and operating parameters for the Pebble Project mine plan, including projected capital and operating costs,

  the exploration potential of the Pebble Project,

  future demand for copper, gold, molybdenum, silver and rhenium and the metals prices assumed for the financial projections including the 2022 PEA,

  the potential addition of partners in the Pebble Project,

  the ability and timetable of the Company to develop the Pebble Project and become a leading copper, gold, molybdenum, silver and rhenium producer, and the ability of the Company to successfully challenge any final determination issued pursuant to the EPA's Recommended Determination.

Although the Company believes the expectations expressed in these forward-looking statements are based on reasonable assumptions, such statements should not be in any way be construed as guarantees that the Pebble Project will secure all required government permits, establish the commercial feasibility of the Pebble Project, achieve the required financing or develop the Pebble Project.  Such forward-looking statements or information related to this Preliminary Economic Assessment include but are not limited to statements or information with respect to the mined and processed material estimates; the internal rate of return; the annual production; the net present value; the life of mine; the capital costs, operating costs estimated for each of the Proposed Project and three Expansion Scenarios for the Pebble Project; and other costs and payments for the proposed infrastructure for the Pebble Project (including how, when, where and by whom such infrastructure will be constructed or developed); projected metallurgical recoveries; plans for further development, and securing the required permits and licenses for further studies to consider expansion of the operation; and market price of precious and base metals; or other statements that are not statement of fact.

CAUTIONARY NOTES TO UNITED STATES INVESTORS CONCERNING
CANADIAN MINERAL PROPERTY DISCLOSURE STANDARDS

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the U.S. Exchange Act. These amendments became effective February 25, 2019 (the "SEC Modernization Rules") with compliance required for the first fiscal year beginning on or after January 2, 2021. The SEC Modernization Rules have replaced the historical property disclosure requirements for mining registrants that were included in SEC Industry Guide 7 ("Guide 7"), which has been rescinded.

The SEC Modernization Rules include the adoption of definitions of the following terms, which are "substantially similar" to the corresponding terms under the CIM Definition Standards that are presented above under "Canadian Mineral Property Disclosure Standards and Resource Estimates":

  feasibility study;

  indicated mineral resource;

  inferred mineral resource;

  measured mineral resource;

  mineral reserve;

  mineral resource;

  modifying factors;

  preliminary feasibility study (or "pre-feasibility study");

  probable mineral resource; and

  proven mineral reserve.

As a result of the adoption of the SEC Modernization Rules, SEC now recognizes estimates of "measured mineral resources", "indicated mineral resources" and "inferred mineral resources".  In addition, the SEC has amended its definitions of "proven mineral reserves" and "probable mineral reserves" to be "substantially similar" to the corresponding CIM Definitions.

We are not required to provide disclosure on our mineral properties, including the Pebble Project, under the SEC Modernization Rules as we are presently a "foreign issuer" under the U.S. Exchange Act and entitled to file continuous disclosure reports with the SEC, including our annual report on Form 40-F,  under the MJDS between Canada and the United States. Accordingly, we anticipate that we will be entitled to continue to provide disclosure on our mineral properties, including the Pebble Project, in accordance with NI 43‐101 disclosure standards and CIM Definition Standards. However, if we either cease to be a "foreign issuer" or cease to be entitled to file reports under the MJDS, then we will be required to provide disclosure on our mineral properties under the SEC Modernization Rules. Accordingly, United States investors are cautioned that the disclosure that we provide on our mineral properties, including the Pebble Project, in this Prospectus and under our continuous disclosure obligations under the U.S. Exchange Act may be different from the disclosure that we would otherwise be required to provide as a U.S. domestic issuer or a non‐MJDS foreign issuer under the SEC Modernization Rules.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED STATES AND CANADIAN FINANCIAL REPORTING PRACTICES

We prepare our financial statements in accordance with IFRS, as issued by the IASB, which differs from U.S. generally accepted accounting principles ("U.S. GAAP") and are audited in accordance with the standards of PCAOB. Accordingly, our financial statements incorporated by reference in the Prospectus, and in the documents incorporated by reference in this Prospectus, may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus are references to Canadian dollars.  References to "$" or "CDN$" are to Canadian dollars and references to "U.S. dollars" or "US$" are to United States dollars.

The following were the exchange rates, based on the daily rates as published by the Bank of Canada, for the United States dollar in terms of Canadian dollars for each of the financial years of the Company ended December 31, 2021, December 31, 2020 and December 31, 2019:

	Year ended December 31, 2021	Year ended December 31, 2020	Year ended December 31, 2019
	(in Canadian Dollars)
High	1.2942	1.4496	1.3600
Low	1.2040	1.2718	1.2988
Average	1.2535	1.3415	1.3269
Rate at end of the year	1.2678	1.2732	1.2988

On December  13, 2022, the exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was U.S.$1.00 = $1.3547.

OUR BUSINESS

This summary does not contain all the information about Northern Dynasty that may be important to you.  You should read the more detailed information and financial statements and related notes that are incorporated by reference into and are considered to be a part of this Prospectus.

We are a mineral exploration company incorporated under the BCBCA that is focused on the exploration and advancement towards feasibility, permitting and ultimately development of the Pebble Project, a copper-gold-molybdenum-silver-rhenium mineral project located in southwest Alaska.  The Pebble Project is comprised of mineral claims that are held by subsidiaries of the Pebble Partnership, which is a 100% wholly-owned subsidiary of Northern Dynasty. Our business in Alaska is operated through the Pebble Partnership. Pebble Mines Corp., a 100% indirectly owned Alaskan subsidiary of the Company, is the general partner of the Pebble Partnership and responsible for its day-to-day operations.

The Pebble Project is located in southwest Alaska, 17 miles (27 kilometers) from the village of Iliamna, and approximately 200 miles (320 kilometers) southwest of the city of Anchorage.

In this Prospectus, a reference to the "we", "Company" or "Northern Dynasty" includes a reference to the Company and its wholly-owned subsidiaries, including the Pebble Partnership, and other consolidated interests and entities, unless the context clearly indicates otherwise.  Certain terms used herein are defined in the text and others are included in the glossary of this Prospectus.

Development of Our Business

The Company acquired a 100% interest in the Pebble Project from an Alaskan subsidiary of Teck Resources Limited ("Teck") in a series of transactions from October 2001 through to June 2006.  Teck has retained certain royalties in the Pebble Project, as described in detail in our 2021 AIF.

The Pebble Partnership was converted into a limited partnership in July 2007 in connection with a joint venture for the Pebble Project entered into between the Company and an affiliate of Anglo American plc ("Anglo American").  From July 2007 to December 2013, approximately US$573 million was provided to the Pebble Partnership by the affiliate of Anglo American, largely spent on exploration programs, resource estimates, environmental data collection and technical studies, with a significant portion spent on engineering of various possible mine development models and related infrastructure, power and transportation systems.  The technical and engineering studies that were completed during the period prior to December 2013 relating to mine-site and infrastructure development provide background support for management's current understanding of the most likely development scenarios for the Pebble Project. However, the scenarios evaluated during that period are not considered to be current. Accordingly, the Company is uncertain whether it can realize significant value from this prior work. Environmental baseline studies and data, as well as geological information from exploration, remain important information available to the Company from this period in continuing its advancement of the Project.  Anglo American withdrew from the Pebble Partnership effective December 10, 2013.

In February 2014, the EPA announced a pre-emptive regulatory action under Section 404(c) of the CWA to consider restriction or a prohibition of mining activities associated with the Pebble Deposit, referred to as the Original Proposed Determination. From 2014-2017, Northern Dynasty and the Pebble Partnership focused on a multi-dimensional strategy, including legal and other initiatives to ward off the Original Proposed Determination. These efforts were successful, resulting in the joint settlement agreement announced on May 12, 2017, enabling the Pebble Project to move forward with state and federal permitting. As part of the joint settlement agreement, the EPA agreed to initiate a process that led to the withdrawal of the Original Proposed Determination in July 2019.

The Pebble Project has been advanced significantly since May 2017 when the Pebble Partnership secured a legal settlement with the EPA, enabling Pebble to enter normal course permitting under the NEPA.

Status of Permitting Application under CWA 404

On December 22, 2017, the Pebble Partnership filed its wetlands CWA 404 Permit Application under Section 404 of the CWA with the USACE. The CWA Permit Application included a project description for the Pebble Project that was based on a smaller mine concept developed for the Pebble Project, as discussed further below under "Project Description".  The project description in the CWA Permit Application envisaged the project developed as an open pit mine and processing facility with supporting infrastructure. It also involved a development plan with a significantly smaller development footprint than previously envisaged, and other additional environmental safeguards. The filing of the CWA 404 Permit Application triggered the development of an Environmental Impact Statement ("EIS") pursuant to the National Environmental Policy Act ("NEPA"). The EIS process under NEPA required a comprehensive "alternatives assessment" be undertaken to consider a broad range of development alternatives.

Significant milestones in this permitting process are summarized below.

  In January 2018, the Pebble Partnership received notice from USACE that the permitting documentation for the CWA 404 Permit Application was accepted and that an EIS would be required to comply with its NEPA review of the Pebble Project;

  On February 5, 2018, USACE announced the appointment of AECOM, a leading global engineering firm, as third-party contractor for the USACE EIS process;

  On March 19, 2018, USACE published guidelines and timelines for completing CWA permitting, and the associated EIS process;

  Between April and August 2018, the Pebble Project was advanced through the scoping phase of the EIS process administered by the USACE, which included a 90-day public comment period.  The scoping document was released on August 31, 2018;

  On February 20, 2019, USACE posted the draft EIS on its website, then initiated a public comment process on the draft EIS, which was completed on July 2, 2019;

  In February 2020, a preliminary version of the Final EIS was distributed for comment and review to cooperating agencies and to tribes participating in the process;

  In March 2020, USACE announced it had decided on a Northern Transportation Route option as the draft Least Environmentally Damaging Practicable Alternative ("LEDPA") for accessing the proposed Pebble mine site, subsequent to which the Pebble Partnership revised its proposed project description to align with the USACE determination.  The Northern Transportation Route includes adjustments to the port site (location at Diamond Point with off-shore lightering station) and a road and pipeline route (located further to the north with no lake crossings or ferry terminals);

  In May 2020, the EPA issued a letter confirming the EPA's decision not to pursue so-called 3(b) elevation under the CWA 404(q) guidelines;

  In June 2020, the Pebble Partnership submitted its revised June 2020 Revised Permit Application under Section 404 of the CWA, which included the revised mine plan for the Pebble Project described below under "Project Description", which corresponds to the Project Description evaluated under each of the 2021 PEA and the 2022 PEA; and

  On July 24, 2020, the USACE posted the Final EIS on its website, which included the Project Description included in the June 2020 Revised Permit Application.

Activities by Northern Dynasty and the Pebble Partnership in 2018 and 2019 were focused on providing information to support the scoping phase and overall development of the EIS, and these activities have continued during 2020.

The publication of the Final EIS in July 2020 followed 2½ years of intensive review by the USACE and eight federal cooperating agencies (including the US Environmental Protection Agency and US Fish & Wildlife Service), three state cooperating agencies (including Alaska Department of Natural Resources and Alaska Department of Environmental Conservation), the Lake & Peninsula Borough and federally recognized tribes.  At the time of publication, the Final EIS was viewed by the Company as positive in that it found impacts to fish and wildlife would not be expected to affect harvest levels, there would be no measurable change to the commercial fishing industry including prices and there would be a number of positive socioeconomic impacts on local communities.

The CWA 404 Permit Application submitted in December 2017, initiated the permitting process which involved the Pebble Partnership being actively engaged with the USACE on the evaluation of the Pebble Project.  There were numerous meetings between representatives of the USACE and the Pebble Partnership regarding, among other things, compensatory mitigation for the Pebble Project.  The Pebble Partnership submitted several draft compensatory mitigation plans to the USACE, each refined to address comments from the USACE and that the Pebble Partnership believed were consistent with mitigation proposed and approved for other major development projects in Alaska.  In late June 2020, USACE verbally identified the "significant degradation" of certain aquatic resources, with the requirement of new compensatory mitigation.  The Pebble Partnership understood from these discussions that the new compensatory mitigation plan for the Pebble Project would include in-kind, in-watershed mitigation and continued its work to meet these new USACE requirements.

The USACE formally advised the Pebble Partnership by letter dated August 20, 2020, that it had made preliminary factual determinations under Section 404(b)(1) of the CWA that the Pebble Project as proposed would result in significant degradation to aquatic resources.  In connection with this preliminary finding of significant degradation, the USACE formally informed the Pebble Partnership that in-kind compensatory mitigation within the Koktuli River watershed would be required to compensate for all direct and indirect impacts caused by discharges into aquatic resources at the mine site.  The USACE requested the submission of a new compensatory mitigation plan to address this finding within 90 days of its letter.

Based on these requirements, the Pebble Partnership developed a new CMP to align with the requirements outlined by the USACE as conveyed to the Pebble Partnership.  This plan envisioned creation of an 112,445-acre Koktuli Conservation Area on land belonging to the State of Alaska in the Koktuli River watershed downstream of the Project.  During the period in which this CMP was developed, the Pebble Partnership continued to confer with the USACE regarding its proposed approach to mitigation.  An initial draft of the CMP was submitted to the USACE for an interim review by the USACE in September 2020.  The Pebble Partnership then revised the CMP based on the input from the USACE.  The objective of the preservation of the Koktuli Conservation Area was to allow the long-term protection of a large and contiguous ecosystem that contains aquatic and upland habitats.  If adopted, the Koktuli Conservation Area would preserve 31,026 acres of aquatic resources within the Koktuli River watershed.  The protected resources were designed to address the physical, chemical, and biological functions highlighted by the EPA and the U.S. Fish & Wildlife Service.  Preservation of the Koktuli Conservation Area was proposed with the objective of minimizing the threat to, and preventing the decline of, aquatic resources in the Koktuli River watershed from potential future actions, and sustaining the fish and wildlife species that depend on these aquatic resources, while protecting the subsistence lifestyle of the residents of Bristol Bay and commercial and recreational sport fisheries.  The revised plan was submitted to the USACE on November 4, 2020.

On November 25, 2020, the USACE issued the Record of Decision.  The Record of Decision rejected the compensatory mitigation plan as "non-compliant" and determined the Pebble Project would cause "significant degradation" and was contrary to the public interest.  Based on this finding, the USACE rejected the CWA 404 Permit Application.

The Pebble Partnership submitted the Request for Appeal of the Record of Decision to the USACE Pacific Ocean Division on January 19, 2021.  The Request for Appeal reflects the Pebble Partnership's position that the USACE's Record of Decision and permitting decision are contrary to law, unprecedented in Alaska, and fundamentally unsupported by the administrative record, including the Pebble Project EIS.  The specific reasons for appeal asserted by the Pebble Partnership in the Request for Appeal include (i) the finding of "significant degradation" by the USACE is contrary to law and unsupported by the record, (ii) the USACE's rejection of the Pebble Partnership's compensatory mitigation plan is contrary to USACE regulations and guidance, including the failure to provide the Pebble Partnership with an opportunity to correct the alleged deficiencies, and (iii) the determination by the USACE that the Pebble Project is not in the public interest is contrary to law and unsupported by the public record.

On January 22, 2021, the State of Alaska, acting in its role as owner of the Pebble lands and subsurface mineral estate, announced that it had also filed a request for appeal.  That appeal was rejected on the basis that the State did not have standing to pursue an administrative appeal with the USACE.

In a letter dated February 24, 2021, the USACE confirmed the Pebble Partnership's Request for Appeal is "complete and meets the criteria for appeal."  The USACE completed the administrative record for the appeal and provided a copy to the Pebble Partnership in June 2021, following which the Pebble Partnership and its legal counsel reviewed the voluminous record for completeness and relevance to the USACE's permitting decision, and its sufficiency to support a fair, transparent and efficient review.  In August 2021, the USACE also informed the Pebble Partnership that a new RO had been appointed to lead the Pebble Project appeal.  The appeal will be reviewed by the USACE based on the administrative record and any clarifying information provided, and the Pebble Partnership will be provided with a written decision on the merits of the appeal at the conclusion of the process.  The appeal is governed by the policies and procedures of the USACE administrative appeal regulations.  While federal regulations suggest the appeal should conclude within 90 days, and in no case should extend beyond one year, the USACE has indicated the complexity of issues and volume of materials associated with Pebble's case means the review will take additional time.  An appeal conference was held in July 2022.  The timing for the final decision remains uncertain.  There is no assurance that the Company's appeal of the Record of Decision will be successful or that the required permits for the Pebble Project will ultimately be issued.  The permits are required in order that the Pebble Project can be developed as proposed by the Company.  If the Pebble Partnership's administrative appeal of the Record of Decision is successful, then we anticipate that the permitting decision would be remanded back to the USACE's Alaska District in order that the permitting process would then continue based on the administrative record and the findings and determinations made by the USACE Pacific Division in its appeal decision.  There is no assurance that a successful appeal will ultimately result in the issuance of a positive Record of Decision by the USACE Alaska District.  If the Pebble Partnership's administrative appeal is not successful, the Company may seek judicial review of the Record of Decision in the appropriate US District Court.  There is no assurance that any judicial review would be successful in overturning an unsuccessful appellate decision.

Revised EPA Proposed Determination and Recommended Determination

On September 9, 2021, the EPA announced it planned to re-initiate its Revised Proposed Determination process of making a CWA Section 404(c) determination for the waters of Bristol Bay, which would set aside the 2019 withdrawal of the Original Proposed Determination that was based on a 2017 settlement agreement between the EPA and Pebble Partnership.  The Company believes the results of the EIS support the 2019 withdrawal of the Original Proposed Determination.  The 2019 withdrawal of the Original Proposed Determination was contested by Project opponents.  In that litigation, the EPA requested the court vacate the withdrawal decision and remand the case to the EPA, which would result in the reinstatement of the Original Proposed Determination.  The Pebble Partnership filed a response to this request in October, asking the Court to impose a schedule ensuring that the EPA is not able to regulate by inaction.  On October 29, 2021, the Court granted the EPA's motion for remand and vacated the EPA's withdrawal decision, thus reinstating the Original Proposed Determination.  The Court declined to impose a schedule on the EPA's proceedings on remand.  The EPA subsequently extended the deadline to either withdraw the Original Proposed Determination or to prepare a recommended determination regarding the Pebble Project until May 31, 2022.  The EPA announced that this extended timeline would allow the EPA to consider available information, including the substantial volume of new information that has become available since the EPA issued the Original Proposed Determination, to determine its next steps in the Section 404(c) process.

As part of its review process, the EPA issued a letter dated January 27, 2022, to the Pebble Partnership advising as to the EPA's belief that the discharge of dredged or fill associated with mining of the Pebble Project could result in unacceptable adverse effects on important fishery areas and of its intent to issue a revised Proposed Determination.  The EPA's letter was also addressed to the USACE and the State of Alaska Department of Natural Resources.  The EPA invited the Pebble Partnership, the USACE, the State of Alaska Department of Natural Resources to submit information "to demonstrate that no unacceptable adverse effects to aquatic resources" would result from the Pebble Project.  The Pebble Partnership responded to the EPA on March 28, 2022 contesting both the factual claim by the EPA as to the impact on aquatic resources and the legal basis on which the EPA has proposed to act.  Specifically, the Pebble Partnership asserted that:

  the EPA has failed to appropriately consider the revised smaller footprint mine plan for the Pebble Project reflected in the Pebble EIS, versus the original mine plan that was the subject of the Original Proposed Determination.  In addition, the EPA failed to fully consider the mitigation measures proposed and summarized in the Pebble EIS;

  the EPA's authority to undertake a proposed determination under Section 404(c) is narrowly prescribed by the CWA statute and regulations and is only to be used as a last resort.  As the EPA still has a full opportunity to participate in the EIS and CWA permit review processes for the Pebble Project, the EPA's use of the veto at this stage is unwarranted and unjustified.  Rather, the EPA should only act under Section 404(c) if the USACE proposes to issue a permit to which the EPA objects;

  the EPA's assertion of impacts to fishery areas is not supported and is contradictory to the conclusion in the Pebble EIS that the Pebble Project would have no measurable impact on returning salmon;

  a Section 404(c) veto would violate the rights of the State of Alaska established under the Alaska Statehood Act and would undermine the State's legally protected interests in the development of lands it intentionally acquired and designed for mineral development; and

  there is a critical need for the minerals that would be produced by the Pebble Project which are essential to the transition to renewable energy sources to reduce climate impacts from fossil fuels and, accordingly, the EPA must consider the need for the Pebble Project in light of this demand, and the environmental and social costs that would result from a determination not to proceed with the development of a U.S. based source of the minerals needed to support the clean energy transition.

The State of Alaska also responded to the EPA's letter by letter dated March 28, 2022.  The State of Alaska advised the EPA of its position that the issuance of a Section 404(c) veto would contravene the Alaska Statehood Act, the Cook Inlet Land Exchange Act and potentially the "takings clause" of the United States Constitution.  The State of Alaska also stated its view that the issuance of a Section 404(c) proposed determination would conflict with both federal and state laws and short-circuit the longstanding, science-based and thorough processes for environmental review and regulatory compliance under the existing federal and state permitting processes.  The State noted that it has a comprehensive, robust and rigorous set of environmental laws that serve to avoid and minimize impacts to lands, waters, habitats, and resident species, and that these laws would be bypassed were the EPA to proceed unilaterally.  The State also expressed its view that bypassing the federal and state permitting process would deprive the EPA of the ability to fully evaluate the protections that would be imposed on the Pebble Project and accurately gauge the impacts of the project.

On May 25, 2022, the EPA announced that it intended to advance its pre-emptive veto of the Pebble Project and published the Revised Proposed Determination.  The Revised Proposed Determination proposed a "defined area for prohibition" coextensive with the current mine plan footprint in which the EPA would prohibit the disposal of dredged or fill material for the Pebble Project.  The Revised Proposed Determination also proposed a 309-square-mile "defined area for restriction."  Public comments on the Revised Proposed Determination were due on September 6, 2022.  The Company believes that there are numerous legal and factual flaws in the Revised Proposed Determination and submitted comprehensive comments outlining its objections in response.

On September 6, 2022, the EPA announced it was extending the time period for a decision on the Revised Proposed Determination until December 2, 2022. In September 2022, the Pebble Partnership submitted extensive comments on the Revised Proposed Determination, objecting to the EPA's pre-emptive veto of the Pebble Project. The Pebble Partnership called upon the EPA to withdraw its action and refrain from further action against the project. A compelling letter and comments by the State of Alaska and a second letter signed by a total of 14 states were also submitted to the EPA, protesting against the EPA's overreach with the Revised Proposed Determination.

On December 1, 2022, the EPA announced that the Regional Administrator of the EPA's Region 10 had transmitted to the Assistant Administrator of the EPA's Office of Water a Recommended Determination under Section 404(c) to prohibit and restrict the use of certain waters in the Bristol Bay watershed as disposal sites for certain discharges of dredged or fill material associated with developing the Pebble Deposit. The Recommended Determination proposes a "defined area for prohibition" and "defined area of restriction" similar to those proposed in the Revised Proposed Determination. The Recommended Determination states that EPA Region 10 determined  that the discharge of dredged or fill material associated with mining at the Pebble Deposit would be likely to result in unacceptable adverse effects on salmon fishery areas in the South Fork Koktuli River, North Fork Koktuli River and Upper Talarik Creek watersheds. The Assistant Administrator for the EPA's Office of Water will review the Recommended Determination, the administrative record and information provided by the USACE, the owners of record and the Pebble Partnership, as applicant, before issuing a final determination affirming, modifying or rescinding the Recommended Determination.  The Company continues to believe that the Revised Proposed Determination and the Recommended Determination are based on indefensible legal and non-scientific assumptions, as detailed in the Pebble Partnership's September 2022 comments on the Revised Proposed Determination submitted to the EPA objecting to the proposed pre-emptive veto of the Pebble Project.  If the EPA issues a final determination affirming the Recommended Determination, the Company may seek judicial review of the final determination in the appropriate US District Court.  There is no assurance that any judicial review would be successful in overturning a final determination,

Future action by the EPA could negatively affect the ability of the Pebble Partnership to obtain required permitting and develop the Project, even if the appeal of the 2020 Record of Decision is successful.  The Company will continue to monitor these developments closely to determine the possible impacts to the project and permitting process, as it remains the Company's position that the withdrawal of the preemptive veto by the EPA was sound and appropriate.

Project Description

The Pebble Partnership submitted its CWA 404 Permit Application in December 2017. Over the course of the subsequent 30 months, additional engineering work completed to support the environmental assessment process, as well as recommendations from USACE in the Final EIS, resulted in some modifications to the plan and the Project Description was updated accordingly.

In response to this process, the Pebble Partnership submitted the June 2020 Revised Permit Application to the USACE which includes the revised mine plan for the Pebble Project.  The revised mine plan is attached to the Final EIS and corresponds to the Project Description evaluated in each of the 2021 PEA and the 2022 PEA.  Details on the Project Description and associated mine plan are included in the 2021 AIF under the heading "Item 5 - Description of Business - B. Technical Summary".

The proposed Pebble Project in the Project Description seeks to develop a portion of the currently estimated Pebble mineral resources.  This does not preclude development of additional resources in other phases of the project in the future, although any subsequent phases of development would require extensive regulatory and permitting review by federal, state and local regulatory agencies, including a further comprehensive EIS review process under NEPA.  During the NEPA process, the Pebble Partnership received a Request for Information ("RFI") from USACE for a description of a concept for an expanded Project.  The Pebble Partnership prepared the description in response to the RFI and this response is included in the EIS Administrative Record.

Royalty Agreement

The Pebble Partnership, together with certain other wholly-owned subsidiaries of the Pebble Partnership, entered into the Royalty Agreement with the Royalty Holder on July 26, 2022 under which the Pebble Partnership (i) received US$12 million in return for the grant to the Royalty Holder of the right to receive a portion of the future gold and silver production from the Pebble Project for the life of the mine, and (ii) granted the option to the Royalty Holder to increase its interest in the future gold and silver production from the Pebble Project for additional purchase price increments of US$12 million, to a maximum total investment of US$60 million.

The Royalty Holder made an initial payment of US$12 million in exchange for the right to receive 2% of the payable gold production and 6% of the payable silver production from the Pebble Project, in each case after accounting for the notional payment by the Royalty Holder of US$1,500 per ounce of gold and US$10 per ounce of silver, respectively, for the life of the mine. If, in the future, spot prices exceed US$4,000 per ounce of gold or US$50 per ounce of silver, the Company will then share in 20% of the excess price of either metal. Additionally, the Company will retain a portion of the metal produced for recovery rates in excess of 60% for gold and 65% for silver.

Within two years of the date of the Royalty Agreement, the Royalty Holder has the right to invest additional funds, in US$12 million increments for the right to receive additional increments of 2% of gold production and 6% silver production, to an aggregate of US$60 million for the right to receive 10% of the payable gold and 30% of the payable silver (in each case, in the aggregate) on the same terms as the first tranche of the investment.  The Royalty Holder is under no obligation to invest any additional amounts to increase its interest in the gold and silver production in the Pebble Project.

The Pebble Partnership has also granted to the Royalty Holder a right of first refusal in respect of any future sale of any gold or silver production from the Pebble Project pursuant to a streaming, royalty or other similar transaction in exchange for an upfront payment.  The Pebble Partnership has retained a right of first refusal should the Royalty Holder propose to sell any of its rights under the Royalty Agreement.

2022 PEA

We completed the 2021 PEA in October 2021. The purpose of the 2021 PEA was to present the projected economics of the production plan and a corresponding project configuration for the Pebble Project which aligns with the Project Description in the June 2020 Revised Permit Application. The 2021 PEA also evaluated potential expansion scenarios for the Pebble Project.

We completed the preparation of the 2022 PEA in September 2022 for the purpose of providing an update to the 2021 PEA based on events since that report was issued. The 2022 PEA reflects the Royalty Agreement entered into in July 2022 and provides an update on the status of permitting of the Pebble Project and discloses a change in the claim holdings for the Pebble Project.

Information regarding the Pebble Project derived from the 2022 PEA is included below under the heading "Pebble Project - Technical Summary". The 2022 PEA supersedes the 2021 PEA and is our current technical report under NI 43-101 for the Pebble Project.

Business Objectives and Milestones

Our business objectives for 2023 are to:

  continue with the appeal of the Record of Decision by the USACE;

  challenge any final determination issued pursuant to the EPA's Recommended Determination;

  continue with engineering, environmental, permitting and evaluation work on the Pebble Project as required;

  maintain an active corporate presence in Alaska to advance relationships with political and regulatory offices of government (both in Alaska and Washington, D.C.), Alaska Native partners and broader stakeholder relationships;

  contingent on a successful appeal of the Record of Decision, initiate Alaska state permitting activities;

  maintain the Pebble Project and Pebble claims in good standing;

  continue to seek potential partner(s) with greater financial resources to further advance the Pebble Project; and

  continue general and administrative activities in connection with the advancement of the Pebble Project.

The key milestone in the development of the Company's business is presently the successful completion of an appeal of the Record of Decision.

The USACE's Record of Decision has had a material impact on the Company's previously disclosed plan of operations.  Accordingly, the Company has altered its intended business activities and milestones to be completed over the next 12 months to focus on the appeal of the Record of Decision.  In addition, the Company will evaluate available options to challenge any final determination issued pursuant to the EPA's Recommended Determination.  The Company's present business objectives and milestones are anticipated to generally include the following activities over the next 12 months:

Milestone/Business Objective	Business Activity within Next 12 Months	Timeframe for Completion [1]	Anticipated Budget during Next 12 Months
Continue with engineering, environmental, permitting and evaluation work on the Pebble Project as required	Work includes ongoing site maintenance to remain in compliance with permitting and demobilization of field equipment as required, additional engineering and evaluation of the Pebble Project	Ongoing through next twelve months	US$3,042,000
Maintain an active corporate presence in Alaska

Continue to build relationships with:

  both federal and Alaska state governments and agencies;

  Native Corporations and communities, an example being the establishment of the Pebble Performance Dividend, which is intended to provide a direct benefit to the people of Bristol Bay;

  Right-of-Way Payments to various Native Corporations
		Ongoing through next twelve months	US$3,717,000
Pebble claims maintenance	Continue to maintain the Pebble claims in good standing.	Ongoing through next twelve months	US$935,000
Pebble partnering process [1]

Ongoing discussions and possible negotiations to secure a project partner(s) with the financial resources to advance development of the Pebble project.  Management will continue to seek suitable partner(s) with the objective to maximize shareholder value through 2023.[2]

		Ongoing through next twelve months	US$1,000,000

General corporate purposes, including appeal of the Record of Decision by the USACE on Pebble, challenges to any final determination issued pursuant to the EPA's Recommended Determination, defence of Class Action Lawsuits, settlement of historical liabilities, handling of grand jury investigation

	Pursue appeal of the Record of Decision, challenge of any final determination issued pursuant to the EPA's Recommended Determination and defense of legal proceedings	Ongoing through next twelve months	US$7,815,000

Notes

1. Due to the COVID-19 pandemic, some due diligence activities that a partner may usually undertake such as site visits have been slower than anticipated.

2. There is no assurance that these discussions or possible negotiations will result in any binding agreement with any partner for the development of the Pebble Project.  See "Risk Factors" below.

The Company's actual plan of operations and expenditures for the next twelve months may vary depending on future developments and at the discretion of the Company's board of directors and management.

The Company will require additional financing beyond its current cash and working capital in order to carry out these further business activities.  The Company believes that its ability to obtain additional financing has been and will continue to be negatively impacted by the Record of Decision and its ability to successfully appeal the Record of Decision.  Other than the ATM Facility (as described below) and potential advances under the Royalty Agreement (as described above), the Company does not have any arrangement in place for any future financing, and there is no assurance that the Company will be able to achieve the required additional financing when required.  In addition, the Company cautions that while a successful appeal of the Record of Decision will reduce one of the significant risk factors faced by the Pebble Project, significant risk factors will remain for the development of the Pebble Project, as described below under "Risk Factors" below.

In the event that appeal of the Record of Decision is unsuccessful, the Company will be required to re-assess its options for advancing the development of the Pebble Project.  These options may include a re-assessment of the scope of the Pebble Project and the submission of a revised permit application.  While the Company is unable to assess the full impact of any adverse appellate result of the Record of Decision at this time, the Company anticipates that such a negative result on appeal of the Record of Decision will have a negative impact on the Company's ability to achieve additional financing, and will most likely limit the Company's financing options to further issuances of the Company's equity securities.

The Company may also attempt to reduce the amount of additional financing required by entering into a potential joint venture or other partnership arrangement for advancement of the Pebble Project.  The Company is continuing to evaluate the availability of long-term project financing options among mining companies, private equity firms and others, utilizing conventional asset level financing, debt, royalty and alternative financing options.  There is no assurance that Northern Dynasty will be able to partner the Pebble Project or secure additional financing when required.

To the extent that Northern Dynasty is unable to raise additional financing, it will have to curtail its operational activities, which will ultimately delay advancement of the Pebble Project.

Northern Dynasty's inability to successfully appeal the Record of Decision may ultimately mean that it will be unable to proceed with the development of the Pebble Project as currently envisioned or at all.  Similarly, the inability to successfully challenge any final determination issued pursuant to the EPA's Recommended Determination may also ultimately mean that the Company will be unable to proceed with the development of the Pebble Project as currently envisioned or at all.

We anticipate that we will require additional financing in order to carry out the above business objectives beyond 2023.  As at September 30, 2022, the Company had $24.5 million in cash and cash equivalents and working capital of $21.7 million.

Our objective is to reduce the amount of additional financing required by entering into a potential joint venture or other partnership arrangement for advancement of the Pebble Project. We are continuing to evaluate the availability of long-term project financing options among mining companies, private equity firms and others, utilizing conventional asset level financing, debt, royalty and alternative financing options. There is no assurance that we will be able to partner the Pebble Project or secure additional financing when required. To the extent that we are unable to raise additional financing, we will have to curtail our operational activities which will ultimately delay our advancement of the Pebble Project.

At-The-Market-Offering Agreement

The Company has an ATM Agreement with H.C. Wainwright & Co. (the "Agent"), which it entered into in June 2021 and established the ATM Facility whereby the Company, at its sole discretion and from time-to-time during the term of the ATM Agreement, can sell common shares, through the Agent, as sales agent.  The amount available under the ATM Facility is currently US$13.8 million as the Company sold 1,212,805 common shares at an average share price of US$0.567 for gross proceeds of approximately US$0.69 million ($0.87 million) in September 2021 (more fully described in the 2021 Annual MD&A), and which to date of this MD&A are the only sales under the ATM Facility.

Pursuant the ATM Agreement, sales of the common shares are to be made in "at the market distributions", as defined in National Instrument 44-102, directly on the NYSE American stock exchange or on any other existing trading market in the United States.  No offers or sales of Common Shares will be made under the ATM Facility in Canada on the Toronto Stock Exchange or other trading markets in Canada.

Under the ATM Facility, the Company will determine, at its sole discretion, the date, price and number of common shares to be sold.  The common shares will be distributed at market prices or prices related to prevailing market prices from time to time.  The Company is not required to sell any common shares at any time during the term of the ATM Facility, and there are no fees for having established the ATM Facility.  The ATM Agreement does not restrict the Company from conducting other financings.  The Company will pay the Agent a placement fee for common shares sold under the ATM Agreement and will reimburse certain expenses of the Agent.

The Company intends to use the net proceeds from the ATM Facility at the discretion of the Company, for (i) the appeal of the Record of Decision by the USACE and the challenge of any final determination issued pursuant to the EPA's Recommended Determination, (ii) continued engineering, environmental, permitting and evaluation work on the Pebble Project, (iii) maintenance of Company's corporate presence in Alaska, (iv) maintenance of the Pebble Project mineral claims, (v) pursuit of the partnering process for the Pebble Project, (vi) preparation of engineering reports on the Pebble Project, and (vii) general corporate purposes.

The Company plans to file a prospectus supplement to this base shelf prospectus to be able to continue sales under the ATM Facility.  No sales of common shares may be made under the ATM Facility until this prospectus supplement is filed.

Legal Matters

Grand Jury Subpoena

On September 23, 2020, the Company announced that Tom Collier, the former Chief Executive Officer of the Pebble Partnership, had submitted his resignation in light of comments made about elected and regulatory officials in Alaska and the Pebble Project in private conversations covertly videotaped by an environmental activist group.  Conversations with Mr. Collier, as well as others with Ron Thiessen, Northern Dynasty's President and Chief Executive Officer, were secretly videotaped or audiotaped by unknown individuals posing as representatives of a Hong Kong-based investment firm, which represented that it was linked to a Chinese State-Owned Enterprise (SOE).  The Company understands that a Washington DC-based environmental group, the Environmental Investigation Agency, released portions of the recordings online after obscuring the voices and identities of the individuals posing as investors.

Following the release of the recordings, the USACE issued a statement that, following a review of the transcripts of the recordings, they had "identified inaccuracies and falsehoods relating to the permit process and the relationship between our regulatory leadership and the applicant's executives".  Further, the Pebble Partnership received a letter from the Committee on Transportation and Infrastructure of the United States House of Representatives on November 19, 2020, stating that the comments made by Mr. Collier and Mr. Thiessen regarding the expansion, capacity, size and duration of the potential Pebble mine were believed to be inconsistent with the testimony of Mr. Collier before the Committee and demanding production of documents apparently related to the comments.  The Company has been producing documents in response to those requests.  The Company also responded to the Committee by letter denying and refuting that there was any inconsistency as raised in the Committee's November 19, 2020 correspondence.  On October 28, 2022, the Committee Chair released a Staff Report alleging false testimony to the Committee and indicating a referral has been made to the U.S Attorney General's office. The Committee released the Staff Report without providing the Company any opportunity to respond to the allegations contained in the Staff Report prior to its release. Nor did the Committee publicly request or conduct any interviews of Northern Dynasty or Pebble employees after its November 19, 2020 correspondence. The Pebble Partnership, in a press release, responded "[w]e want to be absolutely clear, however, that to the extent the report contains any suggestion that we tried to mislead regulators in any way, it is categorically wrong and misinformed of the realities of the Pebble permitting process." The Company also stated "[w]e look forward to laying out the essential context missing from the report."

On February 5, 2021, the Company announced that the Pebble Partnership and Tom Collier, the former Chief Executive Officer of the Pebble Partnership, had each been served with a subpoena issued by the United States Attorney's Office for the District of Alaska to produce documents in connection with a grand jury investigation.  The Company is not aware of any criminal charges having been filed against any entity or individual in this matter.  The Company also self-reported this matter to the SEC, and there is a related inquiry being conducted by the enforcement staff of the SEC's San Francisco Regional Office.  The Company and the Pebble Partnership are cooperating with each of these investigations.

Class Action Litigation relating to the USACE'S Record of Decision

On December 4 and December 17, 2020, separate putative shareholder class action lawsuits were filed against the Company and certain of its current and former officers and directors in the U.S. District Court for the Eastern District of New York regarding the drop in the price of the Company's stock following the ROD by the USACE regarding the Pebble Project.  These cases are captioned Darish v. Northern Dynasty Minerals Ltd. et al., Case No. 1:20-cv-05917-ENV-RLM, and Hymowitz v. Northern Dynasty Minerals Ltd. et al., Case No. 1:20-cv-06126-PKC-RLM.  Each of the complaints was filed on behalf of a purported class of investors who purchased shares of the Company's stock from December 21, 2017, through November 25, 2020, the date the USACE announced its decision, and seeks damages allegedly caused by violations of the federal securities laws.  On March 17, 2021, the two cases were consolidated and a lead plaintiff and counsel were appointed.  A consolidated and amended complaint was filed in June 2021, naming the Company, the Company's CEO and the Pebble Partnership's former CEO as defendants.  The Company intends to defend itself vigorously and has filed a motion to dismiss the complaint on behalf of all defendants.

On December 3, 2020, a putative shareholder class action lawsuit was filed against the Company, certain of its current and former officers and directors, and one of its underwriters in the Supreme Court of British Columbia regarding the decrease in the price of the Company's stock following the USACE's November 25, 2020 decision regarding the Pebble Project.  The case is captioned Haddad v. Northern Dynasty Minerals Ltd. et al., Case No. VLC-S-S-2012849.  The claim was filed on behalf of a purported class of investors, wherever they may reside, who acquired common shares of the Company's stock between December 21, 2017 and November 25, 2020, and seeks damages for (i) alleged misrepresentations in the Company's primary market offering documents and continuous disclosure documents, and (ii) allegedly oppressive conduct.  The Company has been served the claim and intends to defend itself vigorously.  The underwriter has asserted contractual rights of indemnification against the Company for any loss that the underwriter may incur in connection with the lawsuit.

On February 17, 2021, a putative shareholder class action lawsuit was filed against the Company, certain of its current and former officers and directors, and certain of its underwriters in the Supreme Court of British Columbia regarding the decrease in the price of the Company's stock following (i) the USACE's August 24, 2020 announcement that the Pebble Project could not be permitted as proposed, and (ii) the USACE's November 25, 2020 decision regarding the Pebble Project.  The case is captioned Woo v. Northern Dynasty Minerals Ltd. et al., Case No. VLC-S-S-211530.  The claim was filed on behalf of a purported class of investors, wherever they may reside, who purchased securities of the Company between June 25, 2020 and November 25, 2020, and seeks damages for (i) alleged misrepresentations in the Company's primary market offering documents and continuous disclosure documents, (ii) allegedly oppressive conduct, (iii) alleged unjust enrichment, and (iv) negligence.  The Company has been served and intends to defend itself vigorously.  The underwriters have asserted contractual rights of indemnification against the Company for any loss that they may incur in connection with the lawsuit.

On March 5, 2021, a putative shareholder class action lawsuit was filed against the Company, certain of its current and former officers and directors, and certain of its underwriters in the Ontario Superior Court of Justice regarding the decrease in the price of the Company's stock following the USACE's November 25, 2020 decision regarding the Pebble Project.  The case is captioned Pirzada v. Northern Dynasty Minerals Ltd. et al., Case No. CV-21-00658284-00CP.  The claim was filed on behalf of a purported class of investors, wherever they may reside, who acquired securities of the Company between June 25, 2020 and November 25, 2020, and seeks damages for (i) alleged misrepresentations in the Company's primary market offering documents and continuous disclosure documents, (ii) allegedly oppressive conduct, and (iii) alleged negligence.  On March 30, 2022, the plaintiff made a motion to discontinue the claim without costs and the court granted the discontinuance in April 2022.

Indemnification Obligations

We are subject to certain indemnification obligations to both present and former officers and directors, including Mr. Collier, in respect to the legal proceedings described above.  These indemnification obligations will be subject to limitations prescribed by law and the articles of the Company, and may also be subject to contractual limitations.

PEBBLE PROJECT - TECHNICAL INFORMATION

The following technical information on the Pebble Project is derived from the 2022 PEA.  The currency of the 2022 PEA is United States dollars (US$).

The disclosure regarding the Pebble Project that is included in the following sections of our 2021 AIF is confirmed by the 2022 PEA.  Accordingly, this Prospectus does not include any updates to this information and readers are referred to our 2021 AIF for our current disclosure regarding these matters.

Matter	Page of 2021 AIF
History	25
Geological Setting, Mineralization and Deposit Types	26
Exploration	27
Drilling, Sampling and Data Verification	27
Metallurgical Testing and Mineral Processing	29
Mineral Resource Estimates	31
Proposed Mining	32
Infrastructure	34
Environment and Permitting (as supplemented by the disclosure below as to permitting)	42
Community Consultation and Stakeholder Relations	44

The following technical information derived from the 2022 PEA supersedes the disclosure in the corresponding section of our 2021 AIF:

Project Description, Location and Access

The Pebble deposit is located in southwest Alaska, approximately 200 miles southwest of Anchorage, 17 miles northwest of the village of Iliamna, 100 miles northeast of Bristol Bay, and approximately 60 miles west of Cook Inlet, as illustrated in the figure below.

Mineral Tenure

Northern Dynasty holds indirectly through Pebble East Claims Corporation and Pebble West Claims Corporation, wholly-owned subsidiaries of the wholly-owned Pebble Partnership, a 100% interest in a contiguous block of 1,840 administratively active mining claims and leasehold locations covering approximately 274 mi2 (which includes the Pebble deposit).

State mineral claims in Alaska are kept in good standing by performing annual assessment work or in lieu of assessment work by paying US$100 per year per 40 acre mineral claim, and by paying annual escalating State rental fees each year. Assessment work is due annually by noon of September 1. However, credit for excess assessment work can be banked for a maximum of four years after work is performed and can be applied as necessary to continue to hold the claims in good standing. The Project claims have a variable amount of assessment work credit available that can be applied in this way. Annual assessment work obligations for the Project total US$442,900 and are due each year on September 1.  The 2022 annual Affidavit of Labor on the claims was registered with the Alaska Department of Natural Resources (ADNR) on August 18, 2022.  Annual State rentals for 2022 are approximately US$912,260 and are payable no later than 90 days after the assessment work is due (approximately December 1).

Royalty and Other Agreements

On July 27, 2022, Northern Dynasty announced that the Pebble Partnership, together with certain other wholly-owned subsidiaries of the Pebble Partnership, had entered into the Royalty Agreement with the Royalty Holder to receive up to US$60 million over the next two years, in return for the right to receive a portion of the future gold and silver production from the proposed Pebble Project for the life of the mine. The Pebble Partnership received an initial payment of US$12 million from the Royalty Holder concurrently with execution of the Royalty Agreement and granted the option to the Royalty Holder to increase its investment to US$60 million, in aggregate. The Pebble Partnership retained the right to 100% of the copper production from the Pebble Project.

Per the terms of the Royalty Agreement, the Royalty Holder made the initial payment of US$12 million in exchange for the right to receive 2% of the payable gold production and 6% of the payable silver production from the Pebble Project, in each case after accounting for a notional payment by the Royalty Holder of US$1,500 per ounce of gold and US$10 per ounce of silver, respectively, for the life of the mine. If, in the future, spot prices exceed US$4,000 per ounce of gold or US$50 per ounce of silver, then the Pebble Partnership will share in 20% of the excess price for either metal. Additionally, the Pebble Partnership will retain a portion of the metal produced for recovery rates in excess of 60% for gold and 65% for silver, and so is incentivized to continually improve operations over the life of the mine.  Within two years of the date of the Royalty Agreement, the Royalty Holder has the right to invest additional funds, in US$12 million increments for the right to receive additional increments of 2% of gold production and 6% silver production, to an aggregate total of US$60 million, in return for the right to receive 10% of the payable gold and 30% of the payable silver (in each case, in the aggregate) on the same terms as the first tranche of the investment. The Royalty Holder is under no obligation to invest additional amounts to increase its interest in the gold and silver production in the Pebble Project.

The Pebble Partnership has also granted to the Royalty Holder a right of first refusal in respect of the sale of any gold or silver production from the Pebble Project pursuant to a streaming, royalty or other similar transaction in exchange for an upfront payment. The Royalty Holder has granted to the Pebble Partnership a right of first refusal should it propose to sell any of its rights under the Royalty Agreement.

Subject to certain conditions, the Royalty Agreement does not restrict Northern Dynasty's ability to form partnerships to assist in the development of the Proposed Project, for example (but not restricted to) other mining companies or Alaska Native Corporations.

Teck Resources Limited (Teck) holds a 4% pre-payback net profits interest (after debt service), followed by a 5% after-payback net profits interest in any mine production from the Exploration Lands, which are shown in the figure below:

.

In June 2020, the Pebble Partnership established the Pebble Performance Dividend LLP to distribute a 3% net profits royalty interest in the Pebble Project to adult residents of Bristol Bay villages that have subscribed as participants. The Pebble Performance Dividend will distribute a guaranteed minimum annual payment of US$3 million each year the Pebble mine operates, beginning at the outset of Project construction.

Surface Rights

Northern Dynasty currently does not own any surface rights associated with the mineral claims that comprise the Pebble property. All lands are held by the State of Alaska, and surface rights may be acquired from the State government once areas required for mine development have been determined and permits awarded.

The access corridor is owned by a number of landowners, including the State of Alaska, Alaska Native Village Corporations, and private individuals.  Pebble Partnership has completed access agreements with two Native Village Corporations and a private individual.  Negotiations have advanced with other Native Village Corporations and individuals, but no agreements are in place.  In June 2021, one of the Native Village Corporations announced they had signed an agreement whereby a fund has obtained an option to buy portions of their land to create a conservation easement.  The fund must exercise its option by the end of 2022.  If the fund closes this agreement with the Native Village Corporation, the Pebble Partnership would be required to identify an alternate route to the proposed marine terminal on Cook Inlet.

Environmental Liabilities

The Pebble Partnership currently maintains 471 monitoring wells that are periodically used to collect piezometric and water quality data across the project area. The Pebble Partnership did retain a small year-round field facility and two satellite facilities at the deposit site to store materials and equipment used to support maintenance activities.  However, most of these facilities were destroyed in a regional tundra fire that swept through the deposit area during the summer of 2022.  The Pebble Partnership removed most of the damaged material from the fire aftermath in September 2022 and will complete this clean up in 2023.  The environmental liabilities associated with the Pebble Project include completion of the fire cleanup, removal of any additional remaining temporary structures and field equipment, closure of monitoring wells, and removal of piezometers.  The State of Alaska holds a US$2 million reclamation security associated with removal and reclamation of these liabilities.

Permits

Permits necessary for exploration drilling and other field programs associated with pre-development assessment of the Pebble Project are applied for as required each year. Additional information on permitting is provided below under "Permitting".

Comments in the 2022 PEA on the Revised Proposed Determination

The 2022 PEA notes that on September 9, 2021, the EPA announced it planned to re-initiate the process of making the Revised Proposed Determination. On May 25, 2022, the EPA published the Revised Proposed Determination that would, if effective, establish a "defined area for prohibition" coextensive with the current mine plan footprint in which the EPA would prohibit the disposal of dredged or fill material for the Pebble Project. The Revised Proposed Determination would also establish a 309-square-mile "defined area for restriction" that encompasses the area of the Pebble Project. If effective, the Proposed Project could not proceed.  The Pebble Partnership plans to challenge any final determination issued pursuant to the Revised Proposed Determination and Recommended Determination but there is no assurance that its challenge will be successful.

The 2022 PEA further noted that, to the extent known to the authors, there are no other significant factors and risks that may affect access, title, or the right or ability to perform work on the Project that have not been discussed in this Report.

Capital and Operating Costs

Capital Cost Estimates

The total initial capital cost for the design, construction, installation, and commissioning of the Proposed Project is estimated to be US$6.05 billion, as outlined below, which includes all direct, indirect, and Owner's costs, as well as a contingency.  Northern Dynasty believes it is most likely that, if approved, the Proposed Project would be developed with partners who will provide the primary infrastructure (marine terminal, access road, natural gas pipeline, mine site power plant) in return for lease payments or tolls at rates which provide a return on investment to the providers of the infrastructure.  The capital cost of this infrastructure which may be provided by third parties is estimated at US$1.68 billion, which reduces the cash outlay required for construction.  In addition, precious metal streaming is considered a viable project financing alternative and the 2022 PEA assumes US$1.14 billion would be available to the Proposed Project in the form of various streaming agreements.  The combination of third-party infrastructure financing and precious metal streaming would reduce the required capital investment for the Proposed Project to US$3.44 billion; this scenario was evaluated in the economic model as the Base Case.  A Full Capital Case, without the benefit of the precious metal stream financing and third-party infrastructure participation, was also evaluated.

Sustaining capital investment in the Proposed Project over the 20-year mine life is limited to TSF improvements, and replacement of mobile equipment for mining and road maintenance.  These life cycle costs are applied in the financial model on a year-by-year basis, with a cumulative total of US$1.52 billion including indirect and Owner's costs as well as contingency costs.

Initial reclamation trust funding and letter of credit premiums during construction would total US$179 million.  The remaining mine closure and reclamation costs are not included in the capital or operating costs but are factored into the financial model to account for long term closure and water treatment plant requirements.  A reclamation fund of US$1,396 million would be accumulated over the mine life comprising US$831 million in contributions and US$565 million in accrued interest.

Pebble Proposed Project - Initial Capital

Description	Cost (US$M)
Mining	321
Process	736
Other Infrastructure	345
Tailings	1,278
Pipelines	189
Access Road	296
Port Infrastructure	246
Power Generation	779
Indirect Costs	1,182
Contingency	678
Total Capital Cost Estimate	6,049
Add: Reclamation and other funding during construction	211
Initial Capital Investment - Full Capital Case	6,259
Less: Outsourced Infrastructure	(1,680)
Less: Pre-production proceeds from gold stream partners	(1,142)
Initial Capital Investment - Base Case	3,439

Operating Cost Estimates

The average life of mine operating costs for the Proposed Project Base Case, based on the 180,000 ton/day plant capacity, and both 2% Gold / 6% Silver Royalty and 10% Gold / 30% Silver Royalty tranches, are as shown in the table below.

Summary of Annual Average Operating Cost Estimate

Operating Area	2% Gold / 6% Silver Royalty		10% Gold / 30% Silver Royalty
	Annual Cost (US$M)	Unit Cost (US$/ton milled)	Annual Cost (US$M)	Unit Cost (US$/ton milled)
General & Administrative	56.8	0.88	56.8	0.88
Open Pit Mining	112.7	1.75	112.7	1.75
Mineralized Material Handling & Process Plant	269.0	4.17	269.0	4.17
Tailings Operation & Maintenance	10.0	0.16	10.0	0.16
Water Treatment Plant	21.5	0.33	21.5	0.33
Concentrate Pipeline	1.9	0.03	1.9	0.03
Marine Terminal	15.7	0.24	15.7	0.24
External Access Roads	27.8	0.45	26.9	0.44
Consumables Freight Costs	10.2	0.16	10.2	0.16
Infrastructure Leases	180.8	2.80	180.8	2.80
Total	706.4	10.97	705.5	10.96

Economic Analysis and Sensitivities

An economic model was developed to estimate annual pre-tax and post-tax cash flows and sensitivities of the Proposed Project based on a 7% discount rate. By convention, a discount rate of 8% is typically applied to copper and other base metal projects, while 5% is applied to gold and other precious metal projects. Given the polymetallic nature of the Pebble deposit and the large contribution of gold to total revenues, a 7% blended discount rate was selected and is considered appropriate for the purposes of discounted cash flow analyses.  The net present value (NPV) is calculated by discounting cash flows to start of construction.  The combination of third-party infrastructure financing and precious metal streaming was evaluated in the economic model as the Base Case.  A Full Capital Case, without the benefit of the precious metal stream financing and third-party infrastructure participation, was also evaluated.

Calendar years used in the economic analysis are provided for conceptual purposes only. Permits still must be obtained in support of operations and approval to proceed is still required from Northern Dynasty's Board of Directors.

The Proposed Project and the potential alternative scenarios in Section 1.20 in the 2022 PEA are preliminary in nature and include Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves.  There is no certainty that the 2022 PEA results will be realized. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

The results were estimated with the forecast long-term prices shown in the table below.

Long-term Metal Price Forecast

Metal	Unit	Long-term (US$)
Copper	lb	3.50
Gold	Oz	1,600
Molybdenum	lb	10
Silver	Oz	22
Rhenium	kg	1,500

The cost and taxes summary for the Proposed Project, both Base Case and Full Capital Case, are shown in the table below.

Proposed Project Cost and Tax Summary

Description	Unit	Base Case		Full Capital
		2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty	2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty
Costs
Total Initial Capital Cost	US$B	6.05	6.05	6.05	6.05
Infrastructure Lease	US$B	1.68	1.68	-	-
Net Initial Capital Cost	US$B	4.37	4.37	6.05	6.05
Sustaining Capital Cost	US$B	1.52	1.52	1.54	1.54
Life of Mine Operating Cost[1]	US$/ton	10.98	10.96	8.31	8.29
Copper C1 Cost[2]	US$/lb CuEq	1.65	1.67	1.33	1.34
AISC (Co-Product Basis)	US$/lb CuEq	1.889	1.92	1.57	1.59
Gold C1 Cost	US$/oz AuEq	755	765	607	615
Closure Funding
Annual Contribution	US$M/yr	34	34	34	34
Life of Mine Contribution	US$B	0.83	0.83	0.83	0.83
Life of Mine Bond Premium	US$B	0.16	0.16	0.16	0.16
Closure Fund[3]	US$B	1.4	1.4	1.4	1.4
Life of Mine Taxes[4]
Alaska Mining License	US$B	0.68	0.65	0.75	0.72
Alaska Royalty	US$B	0.30	0.29	0.33	0.32
Alaska Income Tax	US$B	0.754	0.70	0.87	0.83
Borough Severance & Tax	US$B	0.49	0.48	0.52	0.51
Federal Income Tax	US$B	1.386	1.29	1.59	1.52
Annual Taxes[5]
Alaska Mining License	US$M	34	33	37	36
Alaska Royalty	US$M	15	14	17	16
Alaska Income Tax	US$M	37	35	43	41
Borough Severance & Tax	US$M	24	24	26	26
Federal Income Tax	US$M	68	64	80	76

Note:

1. Includes cost of infrastructure lease  - US$2.80/ton milled

2. C1 costs calculated on co product basis

3. Maximum value of closure fund during life of mine based on 4% compound interest

4. Estimated based on current Alaskan statutes

5. Life of mine taxes ÷ life of mine years

The results of the economic analysis are shown in the tables below:

Proposed Project Forecast Financial Results

Description	Unit	Base Case		Full Capital
		2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty	2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty
Revenue[1]
Annual Gross Revenue	US$M	1,700	1,700	1,800	1,800
Life of Mine Gross Revenue	US$M	35,000	34,000	37,000	36,000
Realization Charges
Annual Charges	US$M	150	150	150	150
Life of Mine Charges	US$M	2,900	2,900	2,900	2,900
Net Smelter Return
Annual NSR	US$M	1,600	1,600	1,700	1,700
Life of Mine NSR	US$M	32,000	31,000	34,000	33,000
Financial Model Results
Post Tax IRR	%	15.6	15.1%	11.1	10.8
Post Tax NPV7	US$M	2,200	2,100	2,000	1,800
Payback	Years	4.8	4.9	6.2	6.3

Note:

1. Revenue values do not include a gold plant contribution.

Potential Expansion Scenarios

The Proposed Project evaluated in the 2022 PEA would extract only a small portion of the total Mineral Resources estimated at Pebble. To evaluate the possible extent of opportunities for the Project, seven potential expansion scenarios were identified for consideration. Six of these potential expansion scenarios contemplate an expansion of the open pit mine and increased mill throughput over a significantly longer mine life.  These scenarios were modeled on an expanded scenario outlined in a response to a Request for Information from USACE during the EIS process and which is incorporated in the EIS administrative record.  Three of these six scenarios consider the addition of an onsite gold plant. The seventh potential expansion scenario contemplates the addition of the onsite gold plant to the Proposed Project without changes to its throughput or mine life.  Each of the potential expansion scenarios would require additional permitting and environmental regulatory review, and there is no certainty that any of the potential expansion scenarios could be pursued.  The potential expansion scenarios are designated by the year in which the contemplated expanded process plant would commence operation.  They utilize the same life of mine open pit design, with variations based on the year of the expansion and the expanded throughput rate.  The Year 21 scenario is based on the scenario outlined in the EIS, with the plant expanded to 250,000 tons per day.  The expanded rate in the other two scenarios is 270,000 tons per day.

The following table provides the production information from these potential expansion scenarios and compares them to the Proposed Project.

Summary Potential Expansion Case Scenario Production Information

Description	Unit	Proposed Project	Potential Expansion Scenarios
			Year 21	Year 10	Year 5
Mineralized Material	B tons	1.3	8.6	8.6	8.6
CuEq[1]	%	0.57	0.72	0.72	0.72
Copper	%	0.29	0.39	0.39	0.39
Gold	oz/ton	0.009	0.01	0.01	0.01
Molybdenum	ppm	154	208	208	208
Silver	oz/ton	0.042	0.047	0.046	0.046
Rhenium	ppm	0.28	0.36	0.36	0.36
Waste	B tons	0.2	14.4	14.4	14.4
Open Pit Strip Ratio		0.12	1.67	1.67	1.67
Open Pit Life	Years	20	78	73	68
Life of Mine	Years	20	101	91	90
Metal Production (LOM)
Copper	M lb	6,400	60,400	60,400	60,400
Gold (in Cu Concentrate)	k oz	7,300	50,400	50,500	50,500
Silver (in Cu Concentrate)	k oz	37,000	267,000	267,000	267,000
Gold (in Gravity Concentrate)	k oz	110	782	783	782
Molybdenum	M lb	300	2,900	2,900	2,900
Rhenium	k kg	200	2,000	2,000	2,000
Metal Production (Annual2)
Copper	M lb	320	600	660	670
Copper Concentrate	k tonne	559	1,000	1,200	1,200
Gold (in Cu Concentrate)	k oz	363	500	560	560
Silver (in Cu Concentrate)	k oz	1,800	2,600	2,900	3,000
Molybdenum	M lb	15	29	32	32
Molybdenum Concentrate	k tonnes	14	26	29	29
Rhenium	k kg	12	20	22	22

Note:

1. CuEQ calculations use metal prices: US$1.85/lb for Cu, US$902/oz for Au and US$12.50/lb for Mo, and recoveries: 85% Cu, 69.6% Au, and 77.8% Mo (Pebble West zone) and 89.3% Cu, 76.8% Au, 83.7% Mo (Pebble East zone).

2. Life of mine volumes ÷ life of mine years.

The estimated costs for the potential expansion scenarios are shown in the table below.

Potential Expansion Scenarios Estimated Costs

Description	Unit	Potential Expansion Scenarios
		Year 21		Year 10		Year 5
		2% Gold / 6% Silver Royalty	10% Gold / 30% Silver Royalty	2% Gold / 6% Silver Royalty	10% Gold / 30% Silver Royalty	2% Gold / 6% Silver Royalty	10% Gold / 30% Silver Royalty
Costs
Total Initial Capital Cost	US$B	6.05	6.05	6.05	6.05	6.05	6.05
Infrastructure Lease	US$B	1.68	1.68	1.68	1.68	1.68	1.68
Net Initial Capital Cost	US$B	4.37	4.37	4.37	4.37	4.37	4.37
Sustaining Capital Cost	US$B	16.9	16.9	17.0	17.0	17.2	17.2
Life of Mine Operating Cost[1]	US$/ton	12.46	12.44	12.14	12.12	12.20	12.18
Copper C1 Cost[2]	US$/lb CuEq	1.56	1.58	1.53	1.56	1.54	1.56
AISC (Co-Product Basis)	US$/lb CuEq	1.77	1.80	1.74	1.77	1.75	1.77
Gold C1 Cost[8]	US$/oz AuEq	714	724	702	711	704	714
Closure Funding
Annual Contribution	US$M/yr	9	9	10	10	11	11
Life of Mine Contribution	US$B	1.00	1.00	0.97	0.97	1.01	1.01
Life of Mine Bond Premium	US$B	1.14	1.14	0.78	0.78	0.85	0.85
Closure Fund[3]	US$B	3.2	3.2	3.3	3.3	3.1	3.1
Life of Mine Taxes[4]
Alaska Mining License	US$B	8.09	7.80	8.26	7.98	8.25	7.97
Alaska Royalty	US$B	3.57	3.45	3.65	3.53	3.65	3.52
Alaska Income Tax	US$B	10.11	9.73	10.37	9.99	10.31	9.94
Borough Severance & Tax	US$B	4.32	4.24	4.31	4.23	4.32	4.24
Federal Income Tax	US$B	18.76	18.05	19.25	18.55	19.13	18.44
Annual Taxes[5]
Alaska Mining License	US$M	80	77	91	88	92	89
Alaska Royalty	US$M	35	34	40	39	41	39
Alaska Income Tax	US$M	100	96	114	110	115	110
Borough Severance & Tax	US$M	43	42	47	47	48	47
Federal Income Tax	US$M	186	179	211	204	213	205

Note:

1. Includes cost of infrastructure lease:

 Year 21 Expansion - US$0.54/ton milled

 Year 10 Expansion - US$0.53/ton milled

 Year 5 Expansion - US$0.53/ton milled

2. C1 costs calculated on co product basis.

3. Maximum value of closure fund during life of mine based on 4% compound interest.

4. Estimated based on current Alaskan statutes.

5. Life of mine taxes ÷ life of mine years.

The economic analysis for all potential expansion scenarios included third party infrastructure and precious metal streaming partners.  The results are shown the tables below for a 5, 10 and 20 year expansion,based on long-term metal prices.

Potential Expansion Scenarios Financial Results1 (Year 5 Expansion)

Description	Unit	Potential Expansion Scenarios
		Year 5
		No Royalty	2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty
Revenue[2]
Annual Gross Revenue	US$M	3,500	3,500	3,400
Life of Mine Gross Revenue	US$M	312,000	311,000	306,000
Realization Charges
Annual Charges	US$M	310	310	310
Life of Mine Charges	US$M	28,000	28,000	28,000
Net Smelter Return
Annual NSR	US$M	3,200	3,200	3,100
Life of Mine NSR	US$M	285,000	284,000	278,000
Financial Model Results
Post Tax IRR	%	21.5	21.4	20.9
Post Tax NPV7	US$M	8,500	8,400	8,000
Payback	Years	5.0	5.0	5.1

Note:

1. Includes infrastructure partners and precious metal streaming.

2. Revenue values do not include a gold plant contribution.

Potential Expansion Scenarios Financial Results1 (Year 10 Expansion)

Description	Unit	Potential Expansion Scenarios
		Year 10
		No Royalty	2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty
Revenue[2]
Annual Gross Revenue	US$M	3,400	3,100	3,000
Life of Mine Gross Revenue	US$M	312,000	311,000	306,000
Realization Charges
Annual Charges	US$M	300	300	300
Life of Mine Charges	US$M	28,000	28,000	28,000
Net Smelter Return
Annual NSR	US$M	3,100	3,100	3,100
Life of Mine NSR	US$M	285,000	283,000	278,000
Financial Model Results
Post Tax IRR	%	19.5	19.4	18.9
Post Tax NPV7	US$M	7,300	7,200	6,900
Payback	Years	4.4	4.4	4.5

Note:

1. Includes infrastructure partners and precious metal streaming.

2. Revenue values do not include a gold plant contribution.

Potential Expansion Scenarios Financial Results1 (Year 21 Expansion)

Description	Unit	Potential Expansion Scenarios
		Year 21
		No Royalty	2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty
Revenue[2]
Annual Gross Revenue	US$M	3,100	3,100	3,000
Life of Mine Gross Revenue	US$M	312,000	311,000	306,000
Realization Charges
Annual Charges	US$M	270	270	270
Life of Mine Charges	US$M	28,000	28,000	28,000
Net Smelter Return
Annual NSR	US$M	2,800	2,800	2,800
Life of Mine NSR	US$M	285,000	283,000	278,000
Financial Model Results
Post Tax IRR	%	18.1	18.0	17.5
Post Tax NPV7	US$M	5,700	5,700	5,400
Payback	Years	4.4	4.5	4.6

Note:

1. Includes infrastructure partners and precious metal streaming.

2. Revenue values do not include a gold plant contribution.

The gold plant included in the potential expansion scenarios was based of metallurgical testwork results for a specific gold recovery technology.  However, other technologies may be applicable for the Pebble deposit.  Further, the addition of a gold plant under any scenario will require additional testwork and engineering and will require the receipt of pertinent Federal and State permits prior to implementation.

The onsite gold plant would process the pyrite concentrate in conjunction with the gravity concentrate to produce a precious metal doré.  In all but the Year 5 scenario, the gold plant capacity would match the 180,000 tons per day process plant capacity.  In the Year 5 scenario, it would match the expanded plant capacity while in the Year 10 and Year 21 scenarios, it would be expanded with the process plant.

The following table provides the total metal production from these scenarios.

Summary Gold Plant Potential Expansion Scenarios Information

Description	Unit	Proposed Project	Expansion Scenarios
			Year 21	Year 10	Year 5
Concentrate (LOM)
Copper	M lb	6,500	61,200	61,200	61,200
Gold (in Cu Concentrate)	k oz	7,300	50,400	50,500	50,500
Silver (in Cu Concentrate)	k oz	37,000	267,000	267,000	267,000
Molybdenum	M lb	300	2,900	2,900	2,900
Rhenium	k kg	200	2,000	2,000	2,000
Gold Plant (LOM)
Gold (as Doré)	k oz	1,800	14,500	14,500	14,400
Silver (as Doré)	k oz	2,600	22,600	22,600	22,500
Total Production (LOM)
Gold	k oz	9,000	65,000	65,100	64,900
Silver	k oz	39,000	289,000	289,000	289,000

Potential Gold Plant Scenario Financial Results1

Description	Unit	Proposed Project		Expansion Scenarios
				Year 21		Year 10		Year 5
		2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty	2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty	2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty	2% Gold/6% Silver Royalty	10% Gold/30% Silver Royalty
IRR	%	16.3	15.8	18.7	18.2	20.2	19.7	22.5	22.0
NPV7	US$M	2,600	2,500	6,500	6,200	8,300	7.900	9,600	9,200
Payback	Years	4.9	5.0	4.6	4.7	4.5	4.6	5.0	5.1

Note:

1. Proposed Project and Potential Expansion Scenarios include infrastructure partners and precious metal streaming.

Permitting

The 2022 PEA further noted that:

  On September 9, 2021, the EPA announced they planned to reinitiate the process of making a CWA Section 404(c) determination for the waters of Bristol Bay, which would set aside the 2019 withdrawal of that action that was based on a 2017 settlement agreement between the EPA and Pebble Partnership.  On May 25, 2022, the EPA issued its draft Proposed Determination (PD) for public comment.

  The Revised Proposed Determination would establish a "defined area for prohibition" coextensive with the current mine plan footprint in which the EPA would prohibit the disposal of dredged or fill material for the Pebble Project and would also establish a 309-square-mile "defined area for restriction". Such EPA activity could negatively affect the ability of the Pebble Partnership to obtain required permitting and develop the Project, even if the appeal of the 2020 ROD is successful. There is no assurance that any challenge by the Company to the EPA's Revised Proposed Determination will be successful. The inability to successfully challenge the EPA's Revised Proposed Determination may ultimately mean that the  Pebble Partnership will be unable to proceed with the development of the Pebble Project as currently envisioned or at all.

In addition to the permits issued by USACE, the Pebble Project must receive an array of additional Federal permits from the US Coast Guard, the Bureau of Safety and Environmental Enforcement, as well as authorizations from NOAA Fisheries, the US Fish and Wildlife Service, and several other federal agencies.

Numerous environmental permits and plans will also be required by various State and local agencies. The State of Alaska utilizes a process for permitting mines through its large mine permitting team, with involvement from all State agencies required to issue permits for mine construction and operation.  The Pebble Partnership will work with applicable permitting agencies and the large mine permitting team to provide complete permit applications in an orderly manner.  The 2022 PEA includes a comprehensive list of the types of permits that are expected to be required for the Pebble Project. Multiple permits of certain types may have to be applied for to accommodate the full scope of facilities.

Risks

A number of risks are identified throughout the 2022 PEA.  The following list highlights several of these risks but is not an exhaustive list nor a summary of those contained in the body of the 2022 PEA:

Resource

  Inferred Mineral Resources.  The 2022 PEA includes the use of Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves.  There is no certainty that the 2022 PEA results will be realized.

  The Mineral resources estimates may ultimately be affected by a broad range of environmental, permitting, legal, title, socio-economic, marketing and political factors pertaining to the specific characteristics of the Pebble deposit (including its scale, location, orientation and polymetallic nature) as well as its setting (from a natural, social, jurisdictional and political perspective).

  Factors that may affect the Mineral Resource estimate include:
    changes to the geological, geotechnical and geometallurgical models as a result of additional drilling or new studies;

    the discovery of extensions to known mineralization as a result of additional drilling;

    changes to the Re:Mo correlation coefficients and resultant regression equation due to additional drilling;

    changes to commodity prices resulting in changes to the test for reasonable prospects for eventual economic extraction; and

    changes to the metallurgical recoveries resulting in changes to the test for reasonable prospects for eventual economic extraction.
  Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

  The Mineral Resource estimates contained have not been adjusted for any risk that the required environmental permits may not be obtained for the Project.  The uncertainty associated with the ability of the Project to obtain required environmental permits is a risk to the reasonable prospects for eventual economic extraction of the mineralisation and the classification of the estimate as a Mineral Resource.

Mining

  Pit wall slopes:  The pit wall slope assessments were completed to a prefeasibility level of confidence.  Additional field work and analysis are required to confirm these designs for operations.

Process

  Process recoveries:  The metallurgical testwork completed on the Pebble deposit has been extensive but additional work is required to complete a feasibility study and design.

  Deleterious elements:  The metallurgical testwork highlighted the low levels of impurity elements in the Project feed materials and correspondingly low deportment to saleable products, and likewise the process plant design incorporated no special treatment steps to manage impurities in the feed. There is a risk that pockets of the Pebble deposit will contain elevated levels of deleterious elements that could report to the concentrates products at levels which could incur penalty charges or adversely influence the saleability of the products.  Operational controls could avoid these potential impacts.

Project Execution

  Weather:  Adverse weather conditions and other factors such as pandemics could impact on the construction schedule.

  Labour:  The construction schedule and operations performance require deployment of sufficient numbers of adequately trained and experienced personnel.  Inability to realize this deployment could impact the construction schedule and operational results.

Tailings and Water Management

  Tailings structures designs:  The tailings and water management pond structures designs have been completed to a preliminary level.  Significant additional field data and design are required to prepare these structures for construction.

  Alaska dam permitting:  The tailings and water management structures will be subject to an extensive design review and permitting process in Alaska.  The process may result in changes to the designs.

  Groundwater:  Additional field work and analysis are required to confirm specific design criteria for open pit wall and tailings structures.

Social Issues

  Land tenure:  While the Pebble deposit lies within claims on State land, for which there is an identified path forward to gaining tenure, the transportation corridor crosses land belonging to Native Village Corporations and private individuals and agreements have not been reached with several of these entities.  One of the Native Village Corporations has signed an agreement whereby a fund has obtained an option to buy portions of their land to create a conservation easement.  The fund must exercise its option by the end of 2022.  If the fund closes this agreement with the Native Village Corporation, the Pebble Partnership would be required to identify an alternate route to the proposed marine terminal on Cook Inlet.

  Project opposition:  The Project is the subject of significant public opposition in Alaska and elsewhere in the United States.

Legal

  Legal actions.  Northern Dynasty is party to several class action legal complaints and Pebble Partnership is subject to a government investigation regarding public statements made regarding the project.  While these matters do not directly affect the development of the Project, they could negatively impact Northern Dynasty's and the Pebble Partnership's ability to finance the development of the Project or the ability to obtain required permitting.

  EPA. On May 25, 2022, the EPA has announced that it intended to advance its pre-emptive veto of the Pebble Project and proceed with the Revised Proposed Determination. The Revised Proposed Determination would establish a "defined area for prohibition" coextensive with the current mine plan footprint in which the EPA would prohibit the disposal of dredged or fill material for the Pebble Project. The Revised Proposed Determination would also establish a 309-square-mile "defined area for restriction" that encompasses the area of the Pebble Project. The Pebble Partnership believes that there are numerous legal and factual flaws in the Revised Proposed Determination and plans to submit comprehensive comments outlining its objections in response. If finalized, the Revised Proposed Determination would negatively affect the ability of the Pebble Partnership to obtain required permitting and develop the Proposed Project even if the appeal of the 2020 Record of Decision is successful. There is no assurance that any challenge by the Pebble Partnership to the EPA's Revised Proposed Determination will be successful.

Permitting

  USACE Record of Decision.  In November 2020, USACE denied Pebble Partnership's permit application.  That decision is currently under appeal.  The Proposed Project cannot proceed unless and until the ROD is overturned and all necessary permits, including the CWA 404 Permit, are obtained.  There is no certainty that these permits will be obtained.

  Bristol Bay Forever.  Bristol Bay Forever was a public initiative approved by Alaskan voters in November 2014.  Based on that initiative, development of the Proposed Project requires legislative approval upon securing all other permits and authorizations.

Financial Results

  Cost estimates:  The cost estimates contained in the 2022 PEA are completed to a preliminary level.  Additional analysis and engineering are required to confirm these results.

  Metal prices and realization costs:  Metal prices and realization costs are subject to significant fluctuation, particularly over the periods identified for the Proposed Project and potential expansion scenarios.  These fluctuations could have a significant impact on the financial results of future studies and the actual results achieved by an operating mine.

  Taxation:  The Proposed Project is subject to taxation at three government levels (local, State, and Federal).  These tax regimes may change over time, resulting in different results than those identified in the 2022 PEA.

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Securities by selling securityholders will include the following information:

• the names of the selling securityholders;

• the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

• the number or amount of Securities of the class being distributed for the account of each selling securityholder;

• the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

• whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

• all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used to advance the exploration and pursue the development of the Pebble Project and for general corporate purposes.  Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

The Company will not receive any proceeds from any sale of any Securities by any selling securityholders.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

We experienced negative cash flow from operations for the fiscal year ended December 31, 2021 and the three and nine months ended September 30, 2022.  In addition, we anticipate incurring negative cash flow from operations for the balance of our 2022 fiscal year, and for our 2023 fiscal year and beyond, as a result of the fact that we currently have no revenues. In addition, as a result of our business plans for the development of the Pebble Project, we expect cash flow from operations to be negative until revenues from production at the Pebble Project begin to offset our operating expenditures. Accordingly, our cash flow from operations will be negative for the foreseeable future as a result of expenses to be incurred by us in connection with the Pebble Project. As a consequence, any net proceeds from any offering of Securities pursuant to this Prospectus may be used to offset negative operating cash flow. If we plan to use the proceeds of any offering of Securities pursuant to this Prospectus to offset negative operating cash flow, we will include this fact in the Prospectus Supplement for the offering of Securities together with additional detail as to the use of proceeds from the offering.  See "Risk Factors".

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and debt capital, on a consolidated basis, since September 30, 2022, being the date of our most recently filed unaudited consolidated financial statements incorporated by reference in this Prospectus.

PLAN OF DISTRIBUTION

We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The Securities may be sold in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102-Shelf Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. A description of such manner of sale and pricing will be disclosed in the applicable Prospectus Supplement. We may offer different classes of Securities in the same offering, or we may offer different classes of Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents' commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an "at-the-market-distribution" as defined under applicable Canadian securities legislation, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an "at the market distribution" or effect any other transactions that are intended to stabilize the market price of our securities.

The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a "best efforts" basis for the period of its appointment.

No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an ATM Distribution of our securities or effect any other transactions that are intended to stabilize the market price of our securities during an ATM Distribution. In connection with any offering of our securities other than in an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

We and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Warrants, Subscription Receipts, Debt Securities and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Warrants, Subscription Receipts, Debt Securities or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Subscription Receipts, Debt Securities or Units may be sold and purchasers may not be able to resell Warrants, Subscription Receipts, Debt Securities or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Warrants, Subscription Receipts, Debt Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Warrants, Subscription Receipts, Debt Securities or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Warrants, Subscription Receipts, Debt Securities or Units or as to the liquidity of the trading market, if any, for the Warrants, Subscription Receipts, Debt Securities or Units.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The Securities may be offered under this Prospectus in amounts and at prices to be determined based on market conditions at the time of the sale and such amounts and prices will be set forth in the accompanying Prospectus Supplement.  The Securities may be issued alone or in combination and for such consideration determined by our board of directors.

Common Shares

The authorized share capital of the Company consists of an unlimited number of Common Shares without par value, of which 529,779,388 shares were issued and outstanding as at December 13, 2022.

The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders shares of another class or of a particular series are entitled to vote.  Each Common Share entitles its holder to one vote.  The holders of Common Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor.  In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities.  The Common Shares carry no pre-emptive or conversion rights.

Warrants

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares that we may offer under this Prospectus by way of a Prospectus Supplement.  To the extent required under applicable law, we will not offer Warrants for sale unless the applicable Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved, in accordance with applicable laws, for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the Warrants will be offered for.

Subject to the foregoing, we may issue Warrants independently or together with other Securities, and Warrants sold with other securities may be attached to or separate from the other Securities.  Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

This summary of some of the provisions of the Warrants is not complete.  Any statements made in the Prospectus relating to any warrant agreement or indenture and Warrants to be issued under the Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.  Investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants.  A copy of any warrant indenture or warrant agency agreement relating to an offering of Warrants will be filed by us with the applicable securities regulatory authorities in Canada following its execution.

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement.  This description will include, where applicable:

• the designation and aggregate number of Warrants;

• the price at which the Warrants will be offered;

• the currency or currencies in which the Warrants will be offered;

• the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

• if applicable, the identity of the Warrant agent;

• whether the Warrants will be listed on any securities exchange;

• any minimum or maximum subscription amount;

• the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

• the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

• the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

• whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

• whether the Warrants are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Warrants and the Common Shares to be issued upon exercise of the Warrants;

• any other rights, privileges, restrictions and conditions attaching to the Warrants and the Common Shares to be issued upon exercise of the Warrants;

• material Canadian and United States federal income tax consequences of owning and exercising the Warrants; and

• any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant this Prospectus by way of a Prospectus Supplement. Subscription Receipts may be offered separately or together with Common Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a Subscription Receipt agreement.

The applicable Prospectus Supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered.  A copy of the Subscription Receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities after it has been entered into by us.  The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement.  This description will include, where applicable:

• the number of Subscription Receipts;

• the price at which the Subscription Receipts will be offered;

• the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

• the procedures for the exchange of the Subscription Receipts into Common Shares, Warrants or Units;

• the number of Common Shares, Warrants or Units that may be issued upon exercise or deemed conversion of each Subscription Receipt;

• the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

• conditions to the conversion or exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

• terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

• the dates or periods during which the Subscription Receipts may be converted or exchanged;

• the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically converted or exchanged;

• provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

• if applicable, the identity of the Subscription Receipt agent;

• whether the Subscription Receipts will be listed on any securities exchange;

• whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

• any minimum or maximum subscription amount;

• whether the Subscription Receipts are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Subscription Receipts and the Securities to be issued upon conversion or exchange of the Subscription Receipts;

• any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

• material Canadian and United States income tax consequences of owning or converting or exchanging the Subscription Receipts; and

• any other material terms and conditions of the Subscription Receipts and the Securities to be issued upon the exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

Description of Debt Securities

We may issue Debt Securities in one or more series under an indenture (the "Indenture"), to be entered into among the Company and a trustee. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description sets forth certain general material terms and provisions of the Debt Securities. If Debt Securities are issued, we will describe in the applicable Prospectus Supplement the particular material terms and provisions of any series of the Debt Securities and a description of how the general material terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should read both the Prospectus and the Prospectus Supplement for a complete summary of all material terms relating to a particular series of Debt Securities. Prospective investors should be aware that information in the applicable Prospectus Supplement may update and supersede the following information regarding the general material terms and provisions of the Debt Securities.  Prospective investors also should refer to the Indenture, as it may be supplemented by any supplemental indenture, for a complete description of all terms relating to the Debt Securities.  We will file as an exhibit to the Registration Statement, of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company furnishes to the SEC, any supplemental indenture describing the terms and conditions of Debt Securities that we are offering before the issuance of such Debt Securities.  We will also file the final Indenture, including any supplemental indenture, for any offering of Debt Securities on SEDAR.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

• the title of the Debt Securities;

• any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

• the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations;

• whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt including a general description of the collateral and the material terms of any related security, pledge or other agreement;

• whether payment of the Debt Securities will be guaranteed by any other person;

• the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

• the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined;

• the place or places we will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

• whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

• whether we will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

• whether we may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

• the denominations in which we will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

• whether we will make payments on the Debt Securities in a currency other than U.S. dollars;

• whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

• whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

• whether we will issue the Debt Securities as unregistered securities, registered securities or both;

• any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

• the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

• whether the holders of any series of Debt Securities have special rights if specified events occur;

• the terms, if any, for any conversion or exchange of the Debt Securities for any other securities of the Company;

• provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

• any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if we have a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may offer and sell the Debt Securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Guarantees

Our payment obligations under any series of Debt Securities may be guaranteed by certain of our direct or indirect subsidiaries. In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company. The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each series of Debt Securities shall be senior, unsubordinated and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other senior, unsubordinated and unsecured obligations of the Company.

Our Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or will be subordinated to the prior payment of the Company's other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Company may at any time and in the Company's sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency designated by the Company, or at the Company's option the Company can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

  issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

  register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

  issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

To the extent the Indenture is governed by the Trust Indenture Act, the Company will file with the trustee within 15 days after the Company files the same with the SEC, (i) copies of the annual reports containing audited financial statements and copies of quarterly reports containing unaudited financial statements and (ii) copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with or furnish to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

In the event that the Company is not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, continue to file with the SEC and provide the trustee:

  within 140 days after the end of each fiscal year, annual reports on Form 20-F, 40-F or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form); and

  within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other financial information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

  the Company fails to pay principal of, or any premium on any Debt Security of that series when it is due and payable;

  the Company fails to pay interest payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

  the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

  the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

  certain events involving the Company's bankruptcy, insolvency or reorganization; and

  any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

  the entire principal and interest of the Debt Securities of the series; or

  if the Debt Securities are discounted securities, that portion of the principal as described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company's bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

The Company will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults. The Company will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

  the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

  the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected (or in the case of bankruptcy, insolvency or reorganization, all series outstanding) by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders' notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Company uses the term "defeasance", it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company's option:

  the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

  the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the trustees:

  an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

  a certificate of one of the Company's officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities and not just from the Company's covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

  the Company is not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

  other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more Supplemental Indentures (a "Supplemental Indenture") with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

  change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

  reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any additional amounts;

  reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

  change the place or currency of any payment;

  affect the holder's right to require the Company to repurchase the Debt Securities at the holder's option;

  impair the right of the holders to institute a suit to enforce their rights to payment;

  adversely affect any conversion or exchange right related to a series of Debt Securities;

  reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

  reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

  evidence its successor under the Indenture;

  add covenants of the Company or surrender any right or power of the Company for the benefit of holders;

  add events of default;

  provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

  establish the forms of the Debt Securities;

  appoint a successor trustee under the Indenture;

  add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

  cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or

  change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

To the extent the Indenture is governed by the Trust Indenture Act, the Indenture and the Debt Securities will be governed and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Company in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Company's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Company. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

Under the Indenture and to the extent the Indenture is governed by the Trust Indenture Act, the Company will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Units

We may issue Units comprised of one or more of the other Securities described in the Prospectus in any combination, as described in the applicable Prospectus Supplement.  Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security.  The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

• the number of Units offered;

• the price or prices, if any, at which the Units will be issued;

• the currency at which the Units will be offered;

• the Securities comprising the Units;

• whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

• any minimum or maximum subscription amount;

• whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Units or the Securities comprising the Units;

• any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

• any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

 The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

PRIOR SALES

During the 12-month period before the date of this Prospectus, we have issued Common Shares and securities convertible into Common Shares as follows:

Common Shares

Date of Issuance	Aggregate Number and Type of Securities Issued	Price per Security
December 10, 2021	37,600 Common Shares	$0.37 per share

Notes:

(1) Common Shares issued on payout of vested restricted share units.

(2) Common Shares issued pursuant to the May 2020 Public Offering and the May 2020 Private Placement.

Stock Options

Date of Issuance	Aggregate Number and Type of Securities Issued	Exercise Price per Security
August 18, 2022	11,254,000	$0.41

Note:

(1) Options have a five year term, with 50% of the options granted vested on the date of grant, with balance to vest 12 months from the date of grant.

TRADING PRICE AND VOLUME

Our Common Shares are listed on the TSX under the trading symbol "NDM" and on the NYSE American under the trading symbol "NAK".

The following table sets forth the reported high and low sale prices in Canadian dollars for the Common Shares on the TSX for the monthly periods indicated.

Month	TSX Price Range ($)		Total Volume
	High	Low
November 2021	0.5400	0.4800	3,337,232
December 2021	0.5000	0.4100	4,363,551
January 2022	0.4500	0.3700	3,293,058
February 2021	0.4500	0.3750	2,242,367
March 2022	0.6500	0.4300	8,478,513
April 2022	0.5700	0.4330	3,797,525
May 2022	0.4600	0.3700	3,254,654
June 2022	0.4000	0.3200	2,052,604
July 2022	0.4600	0.3200	1,699,714
August 2022	0.4300	0.3700	1,373,868
September 2022	0.3900	0.3100	2,050,207
October 2022	0.3400	0.3150	768,413
November 2022	0.3750	0.3200	1,414,579
December 1 to 13, 2022	0.3500	0.3150	562,338

The following table sets forth the reported high and low sale prices in United States dollars for the Common Shares on the NYSE American for the monthly periods indicated.

Month	NYSE American Price Range (US$)		Total Volume
	High (US$)	Low (US$)
November 2021	0.4371	0.3800	91,892,983
December 2021	0.4200	0.3240	80,568,003
January 2022	0.3560	0.2927	52,837,291
February 2021	0.3598	0.2900	48,230,328
March 2022	0.5100	0.3351	232,089,081
April 2022	0.4591	0.3304	59,128,264
May 2022	0.3623	0.2819	45,160,969
June 2022	0.3179	0.2533	36,216,481
July 2022	0.3619	0.2500	42,301,330
August 2022	0.3400	0.2830	27,162,054
September 2022	0.2975	0.2260	30,262,625
October 2022	0.2530	0.2281	26,404,536
November 2022	0.2845	0.2326	24,103,127
December 1 to 13, 2022	0.2600	0.2310	8,167,223

On December  13, 2022, the closing price of our Common Shares as reported on the TSX was $0.32 per share and the closing price of our Common Shares as reported on the NYSE American was US$0.234 per share.

RISK FACTORS

Investing in securities of the Company involves a significant degree of risk and must be considered speculative due to the high-risk nature of our business. Investors should carefully consider the information included or incorporated herein by reference in this Prospectus (including subsequently filed documents incorporated by reference) and the Company's historical consolidated financial statements and related notes thereto before making an investment decision concerning the Securities.  There are various risks that could have a material adverse effect on, among other things, the operating results, earnings, properties, business and condition (financial or otherwise) of the Company. These risk factors, together with all of the other information included, or incorporated by reference in this Prospectus, including information contained in the section entitled "Forward-Looking Statements" should be carefully reviewed and considered before a decision to invest in the Securities is made. Additional risks and uncertainties not currently known to the Company, or that the Company currently deems immaterial, may also materially and adversely affect its business. In addition, risks relating to a particular offering of Securities will be set out in a Prospectus Supplement relating to such offering.

Risks Relating to the Business of the Company

We May be Unsuccessful in Appealing the Record of Decision and Challenging Any Final Determination Issued Pursuant to the EPA's Recommended Determination and may ultimately not be able to Obtain the Required Environmental Permits for the Pebble Project.

The USACE's Record of Decision issued on November 25, 2020, has denied Northern Dynasty's environmental permit for development of the Pebble Project under the CWA.  This environmental permit is required for Northern Dynasty to proceed with the development of the Pebble Project.  While the Pebble Partnership is appealing the Record of Decision, there is no assurance that the appeal of the Record of Decision will be successful.  Even if the appeal is successful, there is no assurance that a positive Record of Decision will ultimately be obtained by the Pebble Partnership or that the required environmental permit will be obtained. An inability to successfully appeal the Record of Decision will mean that Northern Dynasty cannot proceed with the development of the Pebble Project as presently envisioned.  There is no assurance that Northern Dynasty will be able to redesign the Pebble Project in a manner that addresses the "significant degradation" finding reached by the USACE or ultimately develop any compensatory mitigation plan that the USACE accepts as appropriately addressing the "significant degradation" determination or that will change the USACE's position that environmental permitting of the Pebble Project under the CWA is against the public interest.  Northern Dynasty's inability to address these issues may mean that the Company is ultimately not able to secure the environmental permits that are required to develop the Pebble Project.  Accordingly, there is no assurance that Northern Dynasty will ever be able to proceed with the development of the Pebble Project and that investors will be able to recover their investment in the Company.

In addition, the EPA has re-initiated the CWA Section 404(c) process, and has issued the Recommended Determination for the waters of Bristol Bay. The Recommended Determination proposes a "defined area for prohibition" coextensive with the current mine plan footprint in which the EPA would prohibit the disposal of dredged or fill material for the Pebble Project and would also establish a 309-square-mile "defined area for restriction."  Such EPA activity could negatively affect the ability of the Pebble Partnership to obtain required permitting and develop the Project, even if the appeal of the 2020 Record of Decision is successful. The Pebble Partnership may challenge any final determination issued pursuant to the Revised Proposed Determination and Recommended Determination but there is no assurance that its challenge will be successful. The inability to successfully challenge any final determination issued pursuant to the EPA's Recommended Determination may ultimately mean that the Company will not be able to secure the environmental permits that are required to develop the Pebble Project or proceed with the development of the Pebble Project as currently envisioned or at all.

We May Ultimately be Unable to Achieve Mine Permitting and Build a Mine at the Pebble Project.

We may ultimately be unable to secure the necessary permits under United States federal and Alaskan State laws to build and operate a mine at the Pebble Project.  The EPA has undertaken regulatory action to restrict the Pebble Project through its initiation of the Revised Proposed Determination and the issuance of the Recommended Determination, and the EPA may take further regulatory action to impede or restrict the Pebble Project beyond its Recommended Determination.  In addition, there are prominent and well-organized opponents of the Pebble Project and we may be unable, even if we present solid scientific and technical evidence of risk mitigation, to overcome such opposition and convince governmental authorities that a mine should be permitted at the Pebble Project.  In addition, we face not only the permitting and regulatory issues typical of companies seeking to build a mine, but additional public and regulatory scrutiny due to our location and potential size.  Accordingly, there is no assurance that we will obtain the required permits.

We, through the Pebble Partnership, filed a CWA 404 permit application with the USACE, which triggered an EIS process under NEPA and ultimately resulted in the issuance by the USACE of the Record of Decision.  As discussed in this Prospectus and in our Q3 2022 MD&A and in our 2021 AIF, 2021 Annual MD&A, our permit application has been denied by the USACE and there is no assurance that we will be able to successfully appeal this decision or ultimately be able to advance with development of a mine at the Pebble Project.  The uncertainty of the USACE appeal process and the EPA Recommended Determination process casts doubt as to whether we will ever be able to obtain these permits for the Pebble Project as currently planned or within the timeline envisioned.

If we are ultimately able to secure all permits required to begin construction, a number of additional years would be required to finance and build a mine and commence operations and there is no certainty as to this time frame.  During these periods, we would likely have no income and will accordingly require additional financing to continue its operations.  There is no assurance that this financing will be available to the Company.  Unless and until the Company builds a mine at the Pebble Project, it will be unable to achieve revenues from operations and may not be able to sell or otherwise recover its investment in the Pebble Project, which would have a material adverse effect on the Company and an investment in the Company's common shares.

The Current Mine Plan for the Pebble Project in the 2022 PEA is Not Evaluated by Any Preliminary or Final Feasibility Study.

The current mine plan that is included in the Project Description for the development of the Pebble Project is evaluated by the 2022 PEA but has not been evaluated by any preliminary or final feasibility study.  Accordingly, there are substantial risks that we will not be able to proceed with the development of the Pebble Project, that the Pebble Project cannot be economically mined or that shareholders will not be able to recover their investment in the Company.  The 2022 PEA is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves.  There is no certainty that the 2022 PEA results will be realized. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability, and there is no assurance that the Pebble Project mineral resources will ever be upgraded to mineral reserves. The 2022 PEA assumes that the Proposed Project will ultimately be able to obtain the required permits from the USACE and state of Alaska authorities to enable development of the Proposed Project, however there is no assurance that these permits will be obtained. Neither the 2022 PEA, nor the mineral resource estimates on which the 2022 PEA is based, have been adjusted for any risks that (i) the Pebble Partnership may not be able to successfully appeal the Record of Decision denying the granting of the required permit under the CWA, or (ii) the Pebble Partnership may not be able to successfully challenge any final determination issued pursuant to the Recommended Determination, each of which could adversely impact the ability of the Proposed Project to proceed. In addition, the 2022 PEA does not account for any additional capital or operating costs that may be necessary to obtain the required federal or state permits, should adjustments to the operating or environmental mitigation plans be required to be made in order to secure the required permits.  In addition, recent inflationary pressures may adversely impact estimated capital and operating costs in the PEA. Further, the net present value calculations in the PEA are based on assumed discount rates which may not account for future increases in interest rates. For these reasons, there is significant risk that the economics for the Pebble Project indicated in the PEA, including production forecasts, capital costs, operating costs, revenues from operations, net present values and internal rates of return, will not be achieved should the Pebble Project be developed. The 2022 PEA should be viewed in this context and should not be considered a substitute for a preliminary or final feasibility study.

If We are Unable to Defend the Proposed Class Action Lawsuits Against Us, There is No Assurance that We will not be Subject to Judgements for Damages against Us.

We are the subject of proposed class action lawsuits against it that assert liability against us on behalf of a purported class of shareholders under securities laws, both in Canada and in the United States.  While we intend to vigorously defend these claims, there is no assurance that we will be successful in defending all claims made against us.  Should we not be successful in defending these claims, we may be subject to judgements against us and be required to pay substantial amounts in damages to the plaintiffs under these judgements.  These damages could result in a material and adverse impairment to our financial condition and capital resources, and may further impair its ability to pursue the development of the Pebble Project.

In addition, we are required under the terms of the indemnification agreements that we have entered into with underwriters in connection with our public financings to indemnify the underwriters for any losses that they incur.  As certain of our underwriters have been named as defendants in certain of these class action lawsuits, we may be required to indemnify and pay monies to the underwriters for any losses that they suffer and expenses that they incur.  In addition, we may be required to indemnify certain of our officers and directors for any losses that they suffer or expenses that they incur.

There is no assurance that our existing insurance policies will respond and be sufficient to cover any amounts that we may be required to pay to the plaintiffs in these class action lawsuits, or the underwriters under our indemnification obligations.  We may also be required to indemnify certain of our officers and directors who have been named as party to these lawsuits.  These damages could result in a material and adverse impairment to our financial condition and capital resources, and may further impair our ability to raise additional financing and pursue the development of the Pebble Project.

Grand Jury Investigation and Related Matters.

We are cooperating with a grand jury investigation involving the United States Attorney's Office for the District of Alaska, and an SEC inquiry, as described above under Legal Matters.  We are not able to provide investors with guidance as to the outcome of the grand jury investigation or SEC inquiry, or whether either of them will result in any charges or other claims against the Company, the Pebble Partnership or their associated individuals.  The Company does anticipate, however, that it will incur substantial expenses in connection with the grand jury and SEC matters, including legal fees and expenses related to the collection, review, and production of documents, among other things.  Any adverse civil or criminal proceedings could have a material adverse impact on Northern Dynasty's prospects and ability to advance development of the Pebble Mine project.

In addition, Northern Dynasty and the Pebble Partnership may face ongoing and further inquiries, demands or allegations concerning future plans for the Pebble Project from the U.S. Congress' House Committee on Transportation and Infrastructure.  Again, any adverse civil or criminal proceedings relating to the Committee's investigation could have a material adverse impact on Northern Dynasty's prospects and ability to advance development of the Pebble Project. In addition, these inquiries or any possible resulting civil or criminal proceedings could erode any existing political support for the Pebble Project, which may reduce the likelihood of the Pebble Project obtaining the required environmental permitting.

The Record of Decision has had an Ongoing Adverse Impact on Northern Dynasty's Ability to Finance the Pebble Project.

We believe that the USACE's Record of Decision has had a material adverse impact on our ability to finance our operations and will continue to adversely impact our financing options for so long as the Record of Decision remains outstanding. In addition, the EPA's Recommended Determination is also anticipated to adversely impact our ability to complete future financings. Appealing the Record of Decision in any future litigation and challenging any final determination issued pursuant to the EPA's Recommended Determination will require a substantial amount of our current cash and financial resources.  As we do not have any revenues, and does not anticipate revenues in the foreseeable future, we will require additional financing to continue our operations.  If we are unsuccessful in its appeal of the Record of Decision or challenge any final determination issued pursuant to of the EPA's Recommended Determination, our financing options may be substantially limited and it may not be able to generate the necessary financing to enable continued operations without a substantial reduction or restructuring of the Pebble Project.  Our inability to secure this additional required financing will negatively impact the ability of shareholders to recover their investment in the Company.

Risks associated with the Novel Coronavirus ("COVID-19")

The current outbreak of COVID-19, and any future emergence and spread of similar pathogens, could have a material adverse effect on global and local economic and business conditions, which may adversely impact Northern Dynasty's business and results of operations and the operations of contractors and service providers.  The extent to which the COVID-19 impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning its severity and the actions taken to contain the virus or treat its impact, among others.  The adverse effects on the economy, the stock market and Northern Dynasty's share price could adversely impact its ability to raise capital, with the result that our ability to pursue development of the Pebble Project could be adversely impacted, both through delays and through increased costs.  Any of these developments, and others, could have a material adverse effect on the Company's business and results of operations and could delay its plans for development of the Pebble Project.

Inability to Ultimately Achieve Mine Permitting and Build a Mine at the Pebble Project.

We may ultimately be unable to secure the necessary permits under United States Federal and Alaskan State laws to build and operate a mine at the Pebble Project. There is no assurance that the EPA will not seek to undertake future regulatory action to impede or restrict the Pebble Project. In addition, there are prominent and well-organized opponents of the Pebble Project and the Company may be unable, even if we present solid scientific and technical evidence of risk mitigation, to overcome such opposition and convince governmental authorities that a mine should be permitted at the Pebble Project. The Company faces not only the permitting and regulatory issues typical of companies seeking to build a mine, but additional public and regulatory scrutiny due to its location and potential size. Accordingly, there is no assurance that the Company will obtain the required permits. The Company has filed a CWA 404 permit application with the USACE, which has triggered an EIS process under NEPA. The EIS process under NEPA, and the requirement for the Company to secure a broad range of other permits and authorizations from multiple federal and state regulatory agencies will take several years. After all permits necessary to begin construction are in hand, a number of years would be required to finance and build a mine and commence operations. During these periods, the Company would likely have no income and so would require additional financing to continue its operations. Unless and until we build a mine at the Pebble Project we will be unable to achieve revenues from operations and may not be able to sell or otherwise recover our investment in the Pebble Project, which would have a material adverse effect on the Company and an investment in the Company's common shares. The current mine plan that is included in the Project Description for the development of the Pebble Project is not supported by any any preliminary or final feasibility study.

Northern Dynasty Will Require Additional Funding to Meet the Development Objectives of the Pebble Project.

We will need to raise additional financing (which may include share issuances, debt or asset level partnering, or any combination thereof) in order to continue our operations and to achieve permitting and development of the Pebble Project. In addition, a positive production decision at the Pebble Project would require significant capital for project engineering and construction. Accordingly, the continuing permitting and development of the Pebble Project will depend upon our ability to obtain financing through debt financing, equity financing, the joint venturing of the project, or other means. There can be no assurance that we will be successful in obtaining the required financing, or that it will be able to raise the funds on terms that do not result in high levels of dilution to shareholders. Further, there can be no assurance that the Royalty Holder will exercise its rights under the Royalty Agreement to make further investments to increase its share of gold and silver production. If we are unable to raise the necessary capital resources, we may at some point have to reduce or curtail our operations, which would have a material adverse effect on our ability to pursue the permitting and development of the Pebble Project.

While we may attempt to reduce the amount of additional financing required by entering into a potential joint venture or other partnership arrangement for advancement of the Pebble Project, there is no assurance that we may be able to conclude any such agreements. In addition, any joint venture or other form of partnership arrangement for the Pebble Project is anticipated to result in a dilution in our ownership interest in the Pebble Project.

There is also no assurance that we will be successful in securing any long-term project financing utilizing conventional asset level financing, debt, royalty and alternative financing options, such as stream financing.  Any project debt financing that we may obtain the future will require future repayments of principal and interest from cash flows generated by the Pebble Project.  Likewise, any potential sale of royalty interests in minerals produced from the Pebble Project would require future payments of royalties from cash flows generated by the Pebble Project.  If we enter into any streaming arrangements for the Pebble Project, it is anticipated that we would be required to sell minerals produced from the Pebble Project at preferential rates as consideration for up-front funding provided by the party providing the stream financing.  As a result, any of these financing options are anticipated to impact on the cash flows from the Pebble Project that would be available to the Company should the Pebble Project proceed to development.  Our board of directors has not made any determination as to whether to proceed with any of the above forms of financing and there is no assurance that these financing options will be available to advance development of the Pebble Project.

Negative Operating Cash Flow

The Company currently has a negative operating cash flow and will continue to have that for the foreseeable future.  Accordingly, the Company will require substantial additional capital in order to fund its future exploration and development activities. The Company does not have any arrangements in place for this funding and there is no assurance that such funding will be achieved when required. Any failure to obtain additional financing or failure to achieve profitability and positive operating cash flows will have a material adverse effect on its financial condition and results of operations.

Risk of Secure Title or Property Interest

There can be no certainty that title to any property interest acquired by the Company or any of its subsidiaries is without defects. Although the Company has taken reasonable precautions to ensure that legal title to its properties is properly documented, there can be no assurance that its property interests may not be challenged or impugned. Such property interests may be subject to prior unregistered agreements or transfers or other land claims, and title may be affected by undetected defects and adverse laws and regulations.

The Pebble Partnership's mineral concessions at Pebble are located on State of Alaska lands specifically designated for mineral exploration and development.  Alaska is a stable jurisdiction with a well-developed regulatory and legal framework for resource development and public lands management, a strong commitment to the rule of law and lengthy track record for encouraging investment in the development if its land and natural resources.

The Pebble Project is Subject to Political, Environmental and Regulatory Opposition

As is typical for a large scale mining project, the Pebble Project faces organized opposition from certain individuals and organizations who are motivated to preclude any possible mining in the Bristol Bay Watershed (the "BBW").  The BBW is an important wildlife and salmon habitat area.  Accordingly, one of the greatest risks to the Pebble Project is seen to be political/permitting risk which may ultimately preclude construction of a mine at the Pebble Project.  Opposition may include legal challenges to exploration and development permits, which may delay or halt development.  Other tactics may also be employed by opposition groups to delay or frustrate development at Pebble, included political and public advocacy, electoral strategies, media and public outreach campaigns, attempting to purchase intervening land rights and protest activity. These efforts could materially increase the cost and time for development of the Pebble Project and the related infrastructure, or require changes to development plans, which could adversely impact project economics.

The Pebble Partnership's Mineral Property Interests Do Not Contain Any Mineral Reserves or Any Known Body of Economic Mineralization

Although there are known bodies of mineralization on the Pebble Project, and the Pebble Partnership has completed core drilling programs within, and adjacent to, the deposits to determine measured and indicated resources, there are currently no known reserves (either proven reserves or probable reserves) or body of commercially viable ore and the Pebble Project must be considered an exploration and feasibility evaluation project only.  Extensive additional work is required before Northern Dynasty or the Pebble Partnership can ascertain if any mineralization may be economic and hence constitute "ore".

Northern Dynasty has not completed any feasibility study or pre-feasibility study on the Pebble Project to date. The 2022 PEA is the current "preliminary economic assessment" on the Pebble Project and supersedes both the 2021 PEA and the preliminary economic assessment completed by the Company on the Pebble Project in 2011, neither of which are current. The 2022 PEA does not contain the level of mine plan or costing detail that would be included in either a preliminary feasibility study or a final feasibility study that would be necessary to make a determination of the existent of mineral reserves or for a production decision for the Pebble Project..

Mineral resources Disclosed by Northern Dynasty or the Pebble Partnership for the Pebble Project are Estimates Only

Northern Dynasty has included disclosure regarding the Pebble Project and mineral resource estimates that have been made in accordance with NI 43-101. These resource estimates are classified as "measured resources", "indicated resources" and "inferred resources". Northern Dynasty advises United States investors that although with the adoption of the SEC Modernization Rules, the SEC now recognizes estimates of "measured mineral resources", "indicated mineral resources" and "inferred mineral resources", there is no assurance any mineral resources that Northern Dynasty may report as "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" under NI 43-101 would be the same had Northern Dynasty prepared the resource estimates under the standards adopted under the SEC Modernization Rules. Investors are cautioned not to assume that any part or all of mineral deposits classified as "measured resources" or "indicated resources" will ever be converted into "mineral reserves. Further, "inferred resources" have a great amount of uncertainty as to their economic and legal feasibility.

All amounts of mineral resources are estimates only, and Northern Dynasty cannot be certain that any specified level of recovery of metals from the mineralized material will in fact be realized or that the Pebble Project or any other identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body that can be economically exploited.  Mineralized material which is not mineral reserves does not have demonstrated economic viability. In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices and actual results of mining.  There can be no assurance that any future economic or technical assessments undertaken by the Company with respect to the Pebble Project will demonstrate positive economics or feasibility.

The mineral resource estimates contained herein and incorporated herein by reference have not been adjusted for any risk that the required environmental permits may not be obtained for the Pebble Project.  The risk associated with the ability of the Pebble Project to obtain required environmental permits is a risk to the reasonable prospects for eventual economic extraction of the mineralization and their definition as a mineral resource.

There is no assurance that we will be able to partner the Pebble Project.

One of our business objectives is to enter into a joint venture or other partnership arrangement with a third-party partner to fund the advancement of the development of the Pebble Project.  There is no assurance that we will be able to enter into an arrangement with a partner for the development of the Pebble Project.  To the extent that we do not enter into any agreement to partner the Pebble Project, we will continue to be required to fund all exploration and other related expenses for advancement of the Pebble Project.

Northern Dynasty has no history of earnings and no foreseeable earnings, and may never achieve profitability or pay dividends

Northern Dynasty has only had losses since inception and there can be no assurance that Northern Dynasty will ever be profitable. Northern Dynasty has paid no dividends on its shares since incorporation.  Northern Dynasty presently has no ability to generate earnings as its mineral properties are in the pre-development stage.

Northern Dynasty's consolidated financial statements have been prepared assuming Northern Dynasty will continue on a going concern basis

Northern Dynasty's consolidated financial statements have been prepared on the basis that Northern Dynasty will continue as a going concern.  Northern Dynasty's continuing operations and the underlying value and recoverability of the amounts shown for mineral property interest are entirely dependent upon the existence of economically recoverable mineral reserves at the Pebble Project, the ability of the Company to finance the completion of the exploration and development of the Pebble Project, the Pebble Partnership obtaining the necessary permits to mine, and on future profitable production at the Pebble Project. Furthermore, failure to continue as a going concern would require that Northern Dynasty's assets and liabilities be restated on a liquidation basis, which would likely differ significantly from their going concern assumption carrying values.

Northern Dynasty has a history of negative cash flow from operations which is anticipated to continue for the foreseeable future

Northern Dynasty experienced negative cash flow from operations for the fiscal years ended December 31, 2021 and 2020 and anticipates incurring negative cash flow from operations for the balance of its 2022 fiscal year, and for its 2023 fiscal year and beyond as a result of the fact that it has no revenues from mining or any other activities. In addition, as a result of Northern Dynasty's business plans for the development of the Pebble Project, Northern Dynasty expects cash flow from operations to continue to be negative until revenues from production at the Pebble Project begin to offset operating expenditures, of which there is no assurance. Accordingly, Northern Dynasty's cash flow from operations will be negative for the foreseeable future as a result of expenses to be incurred s in connection with advancement of the Pebble Project. As a consequence, the net proceeds from the Offering to be used as working capital will be used to offset negative operating cash flow.

Ability to continue on a going concern basis

Our management continues to identify a material uncertainty that raises substantial doubt about the Company's ability to continue as a going concern. The Company will need to raise additional funding in order to continue as a going concern and the Company cannot provide any assurance that it will be successful in doing so. If the Company is unable to improve its liquidity position when required the Company may not be able to continue as a going concern.

As the Pebble Project is Northern Dynasty's only mineral property interest, the failure to establish that the Pebble Project possesses commercially viable and legally mineable deposits of ore may cause a significant decline in the trading price of Northern Dynasty's common shares and reduce its ability to obtain new financing

The Pebble Project is, through the Pebble Partnership, Northern Dynasty's only mineral property interest.  Northern Dynasty's principal business objective is to carry out further exploration and related activities to establish whether the Pebble Project possesses commercially viable deposits of ore.  If Northern Dynasty is not successful in its plan of operations, Northern Dynasty may have to seek a new mineral property to explore or acquire an interest in a new mineral property or project.  Northern Dynasty anticipates that such an outcome would possibly result in further declines in the trading price of Northern Dynasty's common shares.  Furthermore, Northern Dynasty anticipates that its ability to raise additional financing to fund exploration of a new property or the acquisition of a new property or project would be impaired as a result of the failure to establish commercial viability of the Pebble Project.

If prices for copper, gold, molybdenum, silver and rhenium decline, Northern Dynasty may not be able to raise the additional financing required to fund expenditures for the Pebble Project

The ability of Northern Dynasty to raise financing to fund the Pebble Project, will be significantly affected by changes in the market price of the metals for which it explores.  The prices of copper, gold, molybdenum, silver and rhenium are volatile, and are affected by numerous factors beyond Northern Dynasty's control.  The level of interest rates, the rate of inflation, the world supplies of and demands for copper, gold, molybdenum, silver and rhenium and the stability of exchange rates can all cause fluctuations in these prices. Such external economic factors are influenced by changes in international investment patterns and monetary systems and political developments.  The prices of copper, gold, molybdenum, silver and rhenium have fluctuated in recent years, and future significant price declines could cause investors to be unprepared to finance exploration of copper, gold, molybdenum, silver and rhenium, with the result that Northern Dynasty may not have sufficient financing with which to fund its exploration activities.

Mining has inherent risks and is subject to conditions or events beyond the Company's control, the occurrence of which could have a material adverse effect on the Company's business

Hazards such as fire, explosion, floods, structural collapses, industrial accidents, unusual or unexpected geological conditions, ground control problems, power outages, inclement weather, seismic activity, cave-ins and mechanical equipment failure are inherent risks in the Company's exploration, development and mining operations.  These and other hazards may cause injuries or death to employees, contractors or other persons at the Company's mineral properties, severe damage to and destruction of the Company's property, plant and equipment and mineral properties, and contamination of, or damage to, the environment, and may result in the suspension of the Company's exploration and development activities and any future production activities.  Safety measures implemented by the Company may not be successful in preventing or mitigating future accidents.

Northern Dynasty competes with larger, better capitalized competitors in the mining industry

The mining industry is competitive in all of its phases, including financing, technical resources, personnel and property acquisition. It requires significant capital, technical resources, personnel and operational experience to effectively compete in the mining industry.  Because of the high costs associated with exploration, the expertise required to analyze a project's potential and the capital required to develop a mine, larger companies with significant resources may have a competitive advantage over Northern Dynasty.  Northern Dynasty faces strong competition from other mining companies, some with greater financial resources, operational experience and technical capabilities than Northern Dynasty possesses.  As a result of this competition, Northern Dynasty may be unable to maintain or acquire financing, personnel, technical resources or attractive mining properties on terms Northern Dynasty considers acceptable or at all.

Compliance with environmental requirements will take considerable resources and changes to these requirements could significantly increase the costs of developing the Pebble Project and could delay these activities

The Pebble Partnership and Northern Dynasty must comply with stringent environmental legislation in carrying out work on the Pebble Project.  Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  Changes in environmental legislation could increase the cost to the Pebble Partnership of carrying out its exploration and, if warranted, development of the Pebble Project.  Further, compliance with new or additional environmental legislation may result in delays to the exploration and, if warranted, development activities.

Changes in government regulations or the application thereof and the presence of unknown environmental hazards on Northern Dynasty's mineral properties may result in significant unanticipated compliance and reclamation costs

Government regulations relating to mineral rights tenure, permission to disturb areas and the right to operate can adversely affect Northern Dynasty.  Northern Dynasty and the Pebble Partnership may not be able to obtain all necessary licenses and permits that may be required to carry out exploration at our projects.  Obtaining the necessary governmental permits is a complex, time-consuming and costly process. The duration and success of efforts to obtain permits are contingent upon many variables not within our control.  Obtaining environmental permits may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority.  There can be no assurance that all necessary approvals and permits will be obtained and, if obtained, that the costs involved will not exceed those that we previously estimated.  It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the development or operation of a mine at the Pebble Project.  Refer to further discussion our 2021 AIF and in other filings incorporated by reference herein.

Litigation

The Company is, and may in future be subject to legal proceedings, including with regard to matters described in Item 12 of our 2021 AIF in the pursuit of its Pebble Project. Given the uncertain nature of these actions and litigation generally, the Company cannot reasonably predict the outcome thereof. If the Company is unable to resolve these matters favorably it will likely have a material adverse effect on the Company.

Northern Dynasty is subject to many risks that are not insurable and, as a result, Northern Dynasty will not be able to recover losses through insurance should such certain events occur

Hazards such as unusual or unexpected geological formations and other conditions are involved in mineral exploration and development. Northern Dynasty may become subject to liability for pollution, cave-ins or hazards against which it cannot insure.  The payment of such liabilities could result in increase in Northern Dynasty's operating expenses which could, in turn, have a material adverse effect on Northern Dynasty's financial position and its results of operations.  Although Northern Dynasty and the Pebble Partnership maintain liability insurance in an amount which we consider adequate, the nature of these risks is such that the liabilities might exceed policy limits, the liabilities and hazards might not be insurable against, or Northern Dynasty and the Pebble Partnership might elect not to insure itself against such liabilities due to high premium costs or other reasons, in which event Northern Dynasty could incur significant liabilities and costs that could materially increase Northern Dynasty's operating expenses.

If Northern Dynasty loses the services of the key personnel that it engages to undertake its activities, then Northern Dynasty's plan of operations may be delayed or be more expensive to undertake than anticipated

Northern Dynasty's success depends to a significant extent on the performance and continued service of certain independent contractors, including Hunter Dickinson Services Inc. ("HDSI").  The Company has access to the full resources of HDSI, an experienced exploration and development firm with in-house geologists, engineers and environmental specialists, to assist in its technical review of the Pebble Project.  There can be no assurance that the services of all necessary key personnel will be available when required or if obtained, that the costs involved will not exceed those that we previously estimated.  It is possible that the costs and delays associated with the loss of services of key personnel could become such that we would not proceed with the development or operation of a mine at the Pebble Project.

Other Risks and Uncertainties

You may lose your entire investment

An investment in the Securities of the Company is speculative and may result in the loss of your entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider purchasing the Securities of the Company, as there is no assurance that we will ever build a mine at the Pebble Project, commence operations or achieve revenues.

The market price for Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of public entities. Accordingly, the market price of the Common Shares may decline even if our asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions' respective investment guidelines and criteria, and failure to meet such criteria may result in a limited or no investment in the Common Shares by those institutions, which could materially adversely affect the trading price of the Common Shares. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, the trading price of the Common Shares may be materially adversely affected.

The Volatility of Northern Dynasty's Common Shares Can Expose Northern Dynasty to the Risk of Litigation.

Our common shares are listed on the TSX and NYSE American.  Securities of mining companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved (see previous risk).  These factors include macroeconomic developments in North America and globally, currency fluctuations and market perceptions of the attractiveness of particular industries.  The price of Northern Dynasty's common shares is also likely to be significantly affected by short-term changes in copper, gold, molybdenum, silver and rhenium prices or in Northern Dynasty's financial condition or results of operations as reflected in quarterly earnings reports.

As a result of any of these factors, the market price of Northern Dynasty's common shares at any given point in time may not accurately reflect their long-term value.  Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities.  Northern Dynasty is, and may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and damages and divert management's attention and resources.

Likely PFIC status has possible adverse U.S. federal income tax consequences for U.S. investors.

The Company was likely a "passive foreign investment company" (a "PFIC") within the meaning of the U.S. Internal Revenue Code in one or more prior tax years, expects to be a PFIC for the current tax year, and may also be a PFIC in subsequent years. A non-U.S. corporation is a PFIC for any tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income, and thereafter unless certain elections are made.

If the Company is a PFIC for any year during a U.S. taxpayer's holding period, such taxpayer may be required to treat any gain recognized upon a sale or disposition of certain Securities of the Company as ordinary income (rather than capital gain), and any resulting U.S. federal income tax may be increased by an interest charge.  Rules similar to those applicable to dispositions will generally apply to certain "excess distributions" in respect of certain Securities of the Company. A U.S. taxpayer may generally avoid these unfavorable tax consequences by making a timely and effective "qualified electing fund" ("QEF") election or "mark-to-market" election with respect to certain securities of the Company.  A U.S. taxpayer who makes a timely and effective QEF election must generally report on a current basis its share of the Company's net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company makes any distributions to shareholders in such year.  A U.S. taxpayer who makes a timely and effective mark-to-market election must, in general, include as ordinary income, in each year in which the Company is a PFIC, the excess of the fair market value of certain Securities of the Company over the taxpayer's adjusted cost basis in such shares.

The Company is a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

We are organized and exist under the laws of British Columbia, Canada and, accordingly, are governed by the Business Corporations Act (British Columbia) (the "BCBCA").  This BCBCA differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders' suits, indemnification of directors and inspection of corporation records.

The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such is exempt from certain provisions applicable to United States domestic public companies.

Because we are a "foreign private issuer" under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

  the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

  the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 40-F with the United States Securities and Exchange Commission within three months of the end of each fiscal year.  We do not intend to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements.  For so long as we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers.  As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a "U.S. person" (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this Prospectus will be passed upon for us by McMillan LLP, Vancouver, B.C., with respect to matters of Canadian and United States securities laws.

INTEREST OF EXPERTS

Information relating to the Pebble Project in this Prospectus Supplement has been derived from the 2022 PEA, which has been prepared by the qualified persons named below and this information has been included in reliance on the expertise of these qualified persons, each of whom co-authored the 2022 PEA:

  Robin Kalanchey, P.Eng., an independent Qualified Person

  J. David Gaunt, P.Geo., a non-independent Qualified Person;

  James Lang, P.Geo., a non-independent Qualified Person;

  Eric Titley, P.Geo., a non-independent Qualified Person;

  Hassan Ghaffari, P.Eng., an independent Qualified Person;

  Sabry Abdel Hafez, P.Eng.,  an independent Qualified Person;

  Les Galbraith, P.Eng., P.E, an independent Qualified Person and

  Stephen Hodgson, P.Eng., a non-independent Qualified Person.

Based on information provided by the relevant persons, and except as otherwise disclosed in this Prospectus, none of the persons or companies referred to above has received or will receive any direct or indirect interests in the Company's property or the property of an associated party or an affiliate of the Company or have any beneficial ownership, direct or indirect, of the Company's securities or of an associated party or an affiliate of the Company.  The Company understands that, after reasonable inquiry and as at the date hereof, the experts listed above as a group, beneficially own, directly or indirectly, less than one percent of the outstanding Common Shares of the Company

AUDITOR

The auditors of the Company are Deloitte LLP, Chartered Professional Accountants, of Vancouver, British Columbia.  Deloitte LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia, and within the meaning of the U.S. Securities Act and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

TRANSFER AGENT AND REGISTRAR

Computershare Investor Services Inc., at its Vancouver office located at 3rd Floor, 510 Burrard Street, Vancouver, BC, V6C 3B9, is the transfer agent and registrar for the Common Shares.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This Prospectus is part of the Registration Statement on Form F-10 that we have filed with the SEC.  This Prospectus does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC.  Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved.  Each such statement is qualified in its entirety by such reference.  You should refer to the Registration Statement and the exhibits thereto for further information with respect to us and our securities.

The Company is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the SEC and with the securities regulators in Canada.  Under MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.  As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.  In addition, the Company is not required to publish financial statements as promptly as United States companies.

You may read any document that the Company has filed with the SEC at the SEC's public reference room in Washington, D.C.  You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee.  You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms.  You may read and download some of the documents that the Company has filed with the SEC's EDGAR system at www.sec.gov.  You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities under the Company's profile on the SEDAR website at www.sedar.com.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

In addition to the documents specified in this Prospectus under "Documents Incorporated by Reference", the following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part:

1. the documents set out under the heading "Documents Incorporate by Reference";

2. the consents of the Company's auditor, legal counsel and technical report authors;

3. the powers of attorney from the directors and certain officers of the Company; and

4. the form of debt indenture.

A copy of the form of any warrant indenture or subscription receipt agreements, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with or furnished to the SEC under the U.S. Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

The Company is a corporation existing under the Business Corporations Act (British Columbia).  The majority of its directors, all of its officers, and all of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets are located outside the United States.  We have appointed an agent for service of process in the United States, but it may be difficult for holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

We have been advised by our Canadian legal counsel, McMillan LLP, that a judgement of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgement was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by McMillan LLP, however, that there is substantial doubt that whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X.  Under the Form F-X, we appointed Pebble East Claims Corporation as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of the securities under the Prospectus.

CONTRACTUAL RIGHTS OF RECISSION

In addition to statutory rights of withdrawal and rescission, original purchasers of warrants (if offered separately from other Securities) and Subscription Receipts will have a contractual right of rescission against the Company in respect of the exercise of such warrant or subscription receipt, as the case may be.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the warrant or subscription receipt (or units comprised partly thereof), as the case may be, the amount paid upon exercise upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the warrant or subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant or subscription receipt under this prospectus.  This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

In addition, to the extent that we file a Prospectus Supplement to qualify the Underlying Shares issuable upon conversion of any special warrants that we may in the future issue ("Special Warrants"), we will grant to each holder of a Special Warrant a contractual right of rescission of the prospectus-exempt transaction under which the Special Warrant was initially acquired. The contractual right of rescission will provide that if a holder of a Special Warrant who acquires Common Shares of the Company on exercise of the Special Warrant as provided for in this Prospectus is, or becomes, entitled under the securities legislation of a jurisdiction to the remedy of rescission because of the Prospectus or an amendment to the Prospectus containing a misrepresentation, (a) the holder is entitled to rescission of both the holder's exercise of its Special Warrant and the private placement transaction under which the Special Warrant was initially acquired, (b) the holder is entitled in connection with the rescission to a full refund of all consideration paid to the agent or Company, as the case may be, on the acquisition of the Special Warrant, and (c) if the holder is a permitted assignee of the interest of the original Special Warrant subscriber, the holder is entitled to exercise the rights of rescission and refund as if the holder was the original subscriber.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the "Act") and the articles of the Registrant (the "Articles") regarding indemnification of the Registrant's directors and officers.

Indemnification under the Act

Under Section 160(a) of the Act, and subject to Section 163 of the Act, the Registrant may indemnify any eligible party (as defined in the Act) against all eligible penalties (as defined in the Act) to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses (as defined in the Act) actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding (as defined in the Act).

Under Section 159 of the Act:

  an "eligible party" means an individual who:

    is or was a director or officer of the Registrant,

    is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of "eligible proceeding" and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual;

  an "eligible penalty" is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

  an "eligible proceeding" means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation:

    is or may be joined as a party, or

    is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

  "expenses" are defined to include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of any proceeding; and

  a "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5-Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, may:

  order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

  order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

  make any other order the Court considers appropriate.

Indemnification under the Articles

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 21.2 of the Articles, the Registrant must indemnify a director, former director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director or officer is deemed to have contracted with the Registrant on the terms of the indemnity contained in Article 21.2 of the Articles.

Under Article 21.3 of the Articles and subject to any restrictions in the Act, the Registrant may indemnify any person, including any eligible party, against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company.

Under Article 21.4 of the Articles the Registrant is permitted to advance expenses to an eligible party to the extent permitted by and in accordance with the Act.

Subject to the Act, under Article 21.5 of the Articles, the failure of an eligible party of the Registrant to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under the Article 21 of the Articles which governs indemnification of eligible parties.

Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any eligible party (or his or her heirs or legal personal representatives) against any liability incurred by him or her as an eligible party.

For the purposes of the Articles, the terms "eligible party", "eligible penalty", "eligible proceeding", "expenses and "proceeding" have the meanings set forth in the Act, as summarized above.

Indemnification under the U.S. Securities Act

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Annual information form of the Registrant for the year ended December 31, 2021 dated March 31, 2022 (incorporated by reference to Exhibit 99.7 of the Registrant's Form 40-F filed with the Commission on April 4, 2022)
4.2	Audited consolidated financial statements of the Registrant for the years ended December 31, 2021 and 2020, together with the notes thereto and the report of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.5 to the Registrant's Form 40-F filed with the Commission on April 4, 2022)
4.3	Management's discussion and analysis of consolidated results of operations and financial condition of the Registrant for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.6 to the Registrant's Form 40-F filed with the Commission on April 4, 2022)
4.4	Condensed consolidated interim financial statements of the Registrant for the three and nine months ended September 30, 2022 and 2021 (incorporated by reference to the Registrant's Form 6-K furnished to the Commission on November 15, 2022)
4.5	Management's discussion and analysis of financial condition and operations of the Registrant for the three and nine months ended September 30, 2022 and 2021 (incorporated by reference to the Registrant's Form 6-K furnished to the Commission on November 15, 2022)
4.6	Management information circular dated May 12, 2022 (incorporated by reference to the Registrant's Form 6-K furnished to the Commission on May 20, 2022)
4.7	Material change report of the Registrant dated August 5, 2022 (incorporated by reference to the Registrant's Form 6-K furnished to the Commission on December 14, 2022)
5.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm. (1)
5.2	Consent of David Gaunt, P.Geo. (1)
5.3	Consent of James Lang, P.Geo. (1)
5.4	Consent of Eric Titley, P.Geo. (1)
5.5	Consent of Robin Kalanchey, P.Eng. (1)
5.6	Consent of Stephen Hodgson, P.Eng. (1)
5.7	Consent of Hassan Ghaffari, P.Geo. (1)
5.8	Consent of Sabry Abdel Hafez, P.Eng. (1)
5.9	Consent of Lee Galbraith, P.Eng., P.E. (1)
6.1	Powers of Attorney (included on the signature page in Part III of this Registration Statement)
7.1	Form of Trust Indenture(1)
107	Filing Fee Table

(1)  Filed as an exhibit to this registration statement on Form F-10.

III-1

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on December 14, 2022.

NORTHERN DYNASTY MINERALS LTD.

By: /s/ Ronald Thiessen
 __________________________________________
 Name: Ronald Thiessen

 Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ronald Thiessen and Mark Peters, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the U.S. Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on December 14, 2022.

Signature	Title
/s/ Ronald Thiessen
Chief Executive Officer and Director (Principal Executive Officer)
Ronald Thiessen

/s/ Mark Peters
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mark Peters

/s/ Robert A. Dickinson

Robert A. Dickinson	Director and Executive Chairman

/s/ Desmond M. Balakrishnan

Desmond M. Balakrishnan	Director

III-3

/s/ Christian Milau

Director
Christian Milau
/s/ Steven A. Decker

Steven A. Decker	Director

/s/ Kenneth W. Pickering

Kenneth W. Pickering	Director

/s/ Gordon B. Keep

Gordon B. Keep	Director

/s/ David C. Laing

David C. Laing	Director

/s/ Wayne Kirk

Wayne Kirk	Director

III-4

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on December 14, 2022.

PEBBLE EAST CLAIMS CORPORATION

By:   /s/ Ronald Thiessen
 __________________________________________________

Name: Ronald Thiessen
Title: Director